                               AGREEMENT AND PLAN
                                       OF
                                     MERGER

                                     BY AND

                                     AMONG

                                 TEAMSTAFF, INC.,

                                  TEAMSUB, INC.

                                       AND

                              BRIGHTLANE.COM, INC.


                            Dated as of March 6, 2001



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                                TABLE OF CONTENTS

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1.       DEFINITIONS..............................................................................................1

2.       BASIC TRANSACTION........................................................................................7
         2.1      THE MERGER......................................................................................7
         2.2      EFFECTIVE TIME..................................................................................7
         2.3      EFFECT OF THE MERGER............................................................................8
         2.4      ARTICLES OF INCORPORATION.......................................................................8
         2.5      BYLAWS..........................................................................................8
         2.6      DIRECTORS AND OFFICERS OF SURVIVING CORPORATION AND TEAMSTAFF...................................8
         2.7      CONVERSION OF BRIGHTLANE CAPITAL STOCK, EXCHANGE RATIO..........................................9
         2.8      ADJUSTMENT IN NUMBER OF TEAMSTAFF SHARES AS MERGER CONSIDERATION...............................11
         2.9      CANCELLATION OF BRIGHTLANE CAPITAL STOCK.......................................................11
         2.10     CONVERSION OF TEAMSUB STOCK....................................................................11
         2.11     CONVERSIONS OF ALL BRIGHTLANE STOCK OPTIONS AND WARRANTS.......................................11
         2.12     ADJUSTMENTS TO BRIGHTLANE EXCHANGE RATIOS......................................................11
         2.13     NO FRACTIONAL SHARES...........................................................................12
         2.14     EXCHANGE PROCEDURES FOR BRIGHTLANE SHARES. SURRENDER OF BRIGHTLANE CERTIFICATES................12
         2.15     FURTHER OWNERSHIP RIGHTS IN BRIGHTLANE STOCK...................................................13
         2.16     LOST, STOLEN OR DESTROYED CERTIFICATES.........................................................13
         2.17     TAX CONSEQUENCES...............................................................................14
         2.18     FURTHER ASSURANCES.............................................................................14
         2.19     THE CLOSING....................................................................................14
         2.20     DELIVERIES AT THE CLOSING......................................................................14

3.       REPRESENTATIONS AND WARRANTIES BY TEAMSTAFF AND TEAMSUB.................................................14
         3.1      ORGANIZATION AND QUALIFICATION OF TEAMSTAFF AND TEAMSUB........................................15
         3.2      SUBSIDIARIES...................................................................................15
         3.3      AUTHORIZATION OF TRANSACTION...................................................................15
         3.4      REQUIRED VOTE..................................................................................16
         3.5      NONCONTRAVENTION...............................................................................16
         3.6      APPROVALS......................................................................................16
         3.7      CAPITALIZATION OF TEAMSTAFF AND TEAMSUB........................................................16
         3.8      TITLE TO ASSETS................................................................................17
         3.9      SEC DOCUMENTS: FINANCIAL STATEMENTS............................................................17
         3.10     REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS.............................................18
         3.11     NO MATERIAL ADVERSE CHANGES....................................................................18
         3.12     ABSENCE OF UNDISCLOSED LIABILITIES.............................................................19
         3.13     COMPLIANCE.....................................................................................19
         3.14     LITIGATION. ...................................................................................20
         3.15     TAX MATTERS....................................................................................20
         3.16     EMPLOYEES......................................................................................21
         3.17     EMPLOYEE BENEFITS..............................................................................21


         3.18     CONTRACTS......................................................................................22
         3.19     ENVIRONMENT, HEALTH, AND SAFETY................................................................24
         3.20     REAL PROPERTY INTERESTS........................................................................24
         3.21     INTELLECTUAL PROPERTY..........................................................................25
         3.22     TANGIBLE ASSETS................................................................................27
         3.23     NOTES AND ACCOUNTS RECEIVABLE..................................................................27
         3.24     POWERS OF ATTORNEY.............................................................................27
         3.25     BROKERS' FEES..................................................................................27
         3.26     GUARANTEES.....................................................................................27
         3.27     INVESTMENT.....................................................................................27
         3.28     TRANSACTIONS WITH AFFILIATES...................................................................27
         3.29     INSURANCE......................................................................................27
         3.30     DISCLOSURE.....................................................................................28

4.       REPRESENTATIONS AND WARRANTIES CONCERNING BRIGHTLANE....................................................28
         4.1      ORGANIZATION AND QUALIFICATION OF BRIGHTLANE...................................................28
         4.2      SUBSIDIARIES...................................................................................29
         4.3      AUTHORIZATION OF TRANSACTION...................................................................29
         4.4      REQUIRED VOTE..................................................................................29
         4.5       NONCONTRAVENTION..............................................................................29
         4.6      APPROVALS......................................................................................29
         4.7      CAPITALIZATION.................................................................................30
         4.8      TITLE TO ASSETS................................................................................30
         4.9      FINANCIAL STATEMENTS...........................................................................30
         4.10     REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS.......................................31
         4.11     EVENTS SUBSEQUENT TO BRIGHTLANE MOST RECENT FINANCIAL STATEMENTS...............................31
         4.12     ABSENCE OF UNDISCLOSED LIABILITIES.............................................................33
         4.13     COMPLIANCE.....................................................................................33
         4.14     LITIGATION.....................................................................................34
         4.15     TAX MATTERS....................................................................................34
         4.16     EMPLOYEES......................................................................................35
         4.17     EMPLOYEE BENEFITS..............................................................................36
         4.18     CONTRACTS......................................................................................37
         4.19     ENVIRONMENT, HEALTH, AND SAFETY................................................................38
         4.20     REAL PROPERTY INTERESTS........................................................................39
         4.21     INTELLECTUAL PROPERTY..........................................................................40
         4.22     TANGIBLE ASSETS................................................................................42
         4.23     NOTES AND ACCOUNTS RECEIVABLE..................................................................42
         4.24     POWERS OF ATTORNEY.............................................................................42
         4.25     BROKERS' FEES..................................................................................42
         4.26     GUARANTEES.....................................................................................42
         4.27     INVESTMENT.  Intentionally omitted.............................................................42
         4.28     INSURANCE......................................................................................42
         4.29     CERTAIN BUSINESS RELATIONSHIPS WITH  BRIGHTLANE................................................43
         4.30     DISCLOSURE.....................................................................................43


                                      -iii-
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5.       PRE-CLOSING COVENANTS...................................................................................43
         5.1      GENERAL........................................................................................43
         5.2      NOTICES AND CONSENTS...........................................................................44
         5.3      OPERATION OF BUSINESSES........................................................................44
         5.4      PRESERVATION OF BUSINESS.......................................................................46
         5.5      FULL ACCESS....................................................................................46
         5.6      NOTICE OF DEVELOPMENTS.........................................................................46
         5.7      PREPARATION OF JOINT PROXY STATEMENT/PROSPECTUS & SHAREHOLDERS' MEETINGS.......................46
         5.8      CONTINUING DUE DILIGENCE AND DISCLOSURE SCHEDULE DELIVERY......................................51

6.       POST-CLOSING COVENANTS..................................................................................51
         6.1      GENERAL........................................................................................51
         6.2      LITIGATION SUPPORT.............................................................................52
         6.3      TRANSITION.....................................................................................52
         6.4      CONFIDENTIALITY................................................................................52
         6.5      COVENANT NOT TO COMPETE........................................................................53
         6.6      INDEMNIFICATION; DIRECTORS AND OFFICER INSURANCE...............................................53
         6.7      CONTINUITY OF BUSINESS ENTERPRISE..............................................................54
         6.8      CONTINUITY OF INTEREST.........................................................................54
         6.9      SUBSTANTIALLY ALL REQUIREMENT..................................................................54
         6.10     RESALE REGISTRATION STATEMENT..................................................................55

7.       CERTAIN AGREEMENTS......................................................................................56
         7.1      MARKETING AGREEMENT............................................................................56
         7.2      LOCKUP AGREEMENTS..............................................................................56
         7.3      RELEASES BY BRIGHTLANE SHAREHOLDERS............................................................56

8.       CONDITIONS TO OBLIGATION TO CLOSE.......................................................................56
         8.1      CONDITIONS TO OBLIGATION OF TEAMSTAFF..........................................................56
         8.2      CONDITIONS TO OBLIGATION OF BRIGHTLANE.........................................................57

9.       REMEDIES FOR BREACHES OF THIS AGREEMENT.................................................................58
         9.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................................59
         9.2      INDEMNIFICATION PROVISIONS FOR BENEFIT OF TEAMSTAFF............................................59
         9.3      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BRIGHTLANE SHAREHOLDERS..........................59
         9.4      MATTERS INVOLVING THIRD PARTIES................................................................59
         9.5      DETERMINATION OF ADVERSE CONSEQUENCES..........................................................61
         9.6      ESCROW OF SHARES BY BRIGHTLANE SHAREHOLDERS....................................................61
         9.7      TEAMSTAFF ESCROW SHARES........................................................................62
         9.8      DETERMINATION/RESOLUTION  OF CLAIMS............................................................64

10.      TERMINATION.............................................................................................65
         10.1     TERMINATION OF AGREEMENT.......................................................................65
         10.2     EFFECT OF TERMINATION..........................................................................66
         10.3     TERMINATION FEE................................................................................66


                                      -iv-
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11.      MISCELLANEOUS...........................................................................................66
         11.1     PRESS RELEASES AND PUBLIC ANNOUNCEMENTS........................................................66
         11.2     NO THIRD-PARTY BENEFICIARIES...................................................................66
         11.3     ENTIRE AGREEMENT...............................................................................67
         11.4     SUCCESSION AND ASSIGNMENT......................................................................67
         11.5     COUNTERPARTS...................................................................................67
         11.6     HEADINGS.......................................................................................67
         11.7     NOTICES........................................................................................67
         11.8     GOVERNING LAW/SUBMISSION TO JURISDICTION/ARBITRATION...........................................68
         11.9     AMENDMENTS AND WAIVERS.........................................................................68
         11.10    SEVERABILITY...................................................................................68
         11.11    EXPENSES.......................................................................................68
         11.12    CONSTRUCTION...................................................................................68
         11.13    INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES..............................................68
         11.14    SPECIFIC PERFORMANCE...........................................................................69

EXHIBITS AND SCHEDULES


Exhibits:

Exhibit A                           Form of Certificate of Merger
Exhibit B                           BrightLane Financial Statements
Exhibit C                           Form of Non-Competition Agreement
Exhibit D                           Form of Opinion of Counsel to BrightLane
Exhibit E                           Form of Opinion of Counsel to TeamStaff
Exhibit F                           Form of BrightLane Shareholder and TeamStaff Shareholder
                                     Voting Agreement
Exhibit G                           Form of Cross Marketing Agreement between TeamStaff and
                                     First   Union Corporation
Exhibit H                           Form of General Release to be Delivered by BrightLane Shareholders
Exhibit I                           Form of Escrow Agreement for Holdback Shares and TeamStaff
                                     Escrow   Shares

Schedules:

TeamStaff Disclosure Schedule       Exceptions to Representations and Warranties Concerning
                                     TeamStaff, TeamSub  and Subsidiaries

BrightLane Disclosure Schedule      Exceptions to Representations and Warranties Concerning
                                     BrightLane


Schedule 6.5                        Persons to Deliver Non-Compete Agreements
Schedule 7.2                        Persons to Deliver Lock Up Agreements


                                      -v-

Schedule 7.3                        Persons to Deliver General Releases
Schedule 9.6                        Allocation of Holdback Shares among BrightLane Shareholders

                                  AGREEMENT AND
                                 PLAN OF MERGER

         This Agreement and Plan of Merger (the "Agreement") is entered into as of March 6, 2001 by and among TeamStaff, Inc., a New Jersey corporation with its principal address at 300 Atrium Drive, Somerset, New Jersey 08873 ("TeamStaff"), TeamSub, Inc. a Georgia corporation and a direct wholly-owned subsidiary of TeamStaff with its principal address at 300 Atrium Drive, Somerset, New Jersey 08873 ("TeamSub" or the "Merger Corporation") and BrightLane.com , Inc. a Georgia corporation with its principal address at 3650 Mansell Road, Suite 200, Alpharetta, GA 30022 ("BrightLane"). TeamStaff, TeamSub and BrightLane are referred to individually as a "Party" and collectively in this Agreement as the "Parties."

                                   WITNESSETH

         WHEREAS, TeamSub is a wholly-owned subsidiary of TeamStaff which was formed to merge with and into BrightLane;

         WHEREAS, the Boards of Directors of TeamStaff, TeamSub and BrightLane have each approved the Merger (as defined in Section 2.1) of TeamSub with and into BrightLane, in accordance with the Official Code of Georgia Annotated ("OCGA") and subject to the conditions set forth herein, which will result in, among other things, BrightLane becoming a wholly owned Subsidiary of TeamStaff, and have approved and declared this Agreement advisable and in the best interests of their respective shareholders;

         WHEREAS, it is the intention of the Parties that the Merger contemplated herein qualify as a Tax free reorganization within the meaning of Sections 368 (a)(1)(A) and (a)(2)(E) of the Code (as defined below).

         NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       DEFINITIONS

         "ADDITIONAL HOLDBACK SHARES" means any shares to TeamStaff Common Stock issuable to BrightLane shareholders by way of dividend or distribution on the Holdback Shares.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "AFFILIATED GROUP" means any affiliated group within the meaning of Code Sec. 1504 or any similar group defined under a similar provision of state, local or foreign law.

         "APPROVALS" means any and all consents, orders, permits or licenses of governmental or self regulatory agencies, departments or bureaus.

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "BLUE SKY LAWS" means the securities laws and regulations of the various states.

         "BRIGHTLANE" has the meaning set forth in the preface above.

         "BRIGHTLANE BALANCE SHEET" has the meaning set forth in Section 4.9 below.

         "BRIGHTLANE CAPITAL STOCK" means all outstanding shares of Common Stock, preferred stock, options, warrants or other convertible securities of BrightLane.

         "BRIGHTLANE CLOSING FINANCIAL STATEMENTS" has the meaning set forth in Section 8.1(j) below.

         "BRIGHTLANE DISCLOSURE SCHEDULE" has the meaning set forth in the preface to Section 4 below.

         "BRIGHTLANE FINANCIAL STATEMENTS" has the meaning set forth in
Section 4.9 below.

         "BRIGHTLANE MATERIAL ADVERSE CHANGE" means, (i) as reflected on the BrightLane Closing Financial Statements accounts payable and accrued expenses in excess of $600,000; or (ii) BrightLane's cash, restricted cash and cash equivalents as set forth on the BrightLane Closing Financial Statements (the "BrightLane Closing Cash Amount") of less than an amount (the "Target BrightLane Closing Cash Amount") equal to $16,500,000, minus: (A) any amounts paid as fees or expenses incurred after February 1, 2001 related to the transactions contemplated herein provided that such fees and expenses do not exceed the limitations set forth in Section 11.11 below, (B) any amounts made as a loan to TeamStaff, or (C) any amounts made as loans to holders of BrightLane options or warrants as contemplated in Section 2.11 hereof.

         "BRIGHTLANE MATERIAL ADVERSE EFFECT" means any event on or with respect to BrightLane which is materially adverse to the condition (financial or otherwise), of the properties, assets (including intangible assets), Liabilities, business, results of operations or prospects of BrightLane. With respect to a financial event, material adverse effect shall mean any event which has an effect of $50,000 or more.

         "BRIGHTLANE MOST RECENT BALANCE SHEET" means the balance sheet contained within the BrightLane Recent Financial Statements.

         "BRIGHTLANE MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 4.9 below.

         "BRIGHTLANE MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 4.9 below.

         "BRIGHTLANE PLAN" has the meaning set forth in Section 4.17 below.

         "BRIGHTLANE SHAREHOLDERS" means the holders of all of the outstanding BrightLane Capital Stock.

         "BRIGHTLANE SHAREHOLDERS MEETING" means the meeting of BrightLane Shareholders called by the BrightLane Board of Directors to approve the Merger.

         "BRIGHTLANE SHARES" means the issued and outstanding shares of the Common Stock of BrightLane.

         "CLOSING" has the meaning set forth in Section 2.19 below.

         "CLOSING DATE" has the meaning set forth in Section 2.19 below.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONFIDENTIAL INFORMATION" means any information concerning the operations, businesses and affairs of the particular Party, as the context may require, that is not already generally available to the public. Without limiting the foregoing, "Confidential Information" shall include marketing and sales information, customer and account lists and pricing information, internal forecasts and projections and employee information.

         "CONSENT" means all consents, approvals or authorizations of third parties required in connection with the valid execution, delivery or performance of this Agreement or the Related Agreements, or the consummation of the Mergers or any of the transactions contemplated hereby or thereby.

         "EFFECTIVE TIME" has the meaning set forth in Section 2.2 below.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(1).

         "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGREEMENT" has the meaning set forth in Section 9 below.

         "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "FAIR MARKET VALUE" means, with respect to Holdback Shares or TeamStaff Escrow Shares to be released from escrow in satisfaction of indemnification claims pursuant to Section 9 hereof, the average closing price of the TeamStaff Common Stock on the Nasdaq Small Cap Market (or the primary market on which such shares then trade) for the 10 trading days ending on the third business day prior to the Closing Date.

         "FIDUCIARY" has the meaning set forth in ERISA Sec. 3(21).

         "FOREIGN COMPETITION LAWS" means any law or regulation regarding anti-trust or anti-competition of any Governmental Authority of any foreign jurisdiction.

         "FORM S-4 REGISTRATION STATEMENT" has the meaning set forth in
Section 5.7(a) hereof.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "GOVERNMENTAL AUTHORITY" means any agency, public or regulatory authority, instrumentality, department, commission, court, ministry, tribunal or board of any government, whether foreign or domestic and whether national, federal, tribal, provincial, state, regional, local or municipal.

         "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HOLDBACK AGENT" has the meaning set forth in Section 9 below.

         "HOLDBACK FUND" means the Holdback Shares and Additional Shares held by the Holdback Agent pursuant to Section 9 below.

         "HOLDBACK SHARES" has the meaning set forth in Section 9.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 9.4 below.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 9.4 below.

         "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations- in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "JOINT PROXY STATEMENT/PROSPECTUS" has the meaning set forth in
Section 5.7(a) hereof.

         "KNOWLEDGE" means an individual will be deemed to have "knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter, or a prudent individual given his position with the Company could be expected to discover or otherwise become aware of such fact or other matter after reasonable investigation. Where the reference is to the "knowledge" of a corporation, partnership or similar entity, knowledge shall mean after reasonable investigation by the officers and directors and employees with responsibility for the subject matter of the entity.

         "LAW" means statutes, common laws, rules, ordinances, regulations, codes, licensing requirements, orders, judgments, injunctions, decrees, licenses, agreements, settlements, governmental guidelines or interpretations, permits, rules and by-laws of a Governmental Authority.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "MERGER" has the meaning set forth in Section 2.1 below.

         "MERGER CONSIDERATION" has the meaning set forth in Section 2.7 below.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

         "OCGA" has the meaning set forth in the preface above.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTY" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PEO" means professional employer services.

         "PEO FORM CONTRACT" shall have the meaning set forth in Section 3.18.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

         "RELATED AGREEMENTS" means all documents, agreements, certificates or instruments required to be executed by any party pursuant to this Agreement.

         "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SHAREHOLDERS' AGENT" has the meaning set forth in Section 9.6 below.

         "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec.
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TEAMSTAFF'S AGENT" has the meaning set forth in Section 9.7 hereof.

         "TEAMSTAFF COMMON STOCK" means the Common Stock of TeamStaff, par value $.01 per share.

         "TEAMSTAFF CORPORATE EMPLOYEES" means all employees of TeamStaff who are not worksite employees of TeamStaff PEO customers.

         "TEAMSTAFF DISCLOSURE SCHEDULE" has the meaning set forth in the preface to Section 3 below.

         "TEAMSTAFF ESCROW SHARES" has the meaning set forth in Section 9.7 below.

         "TEAMSTAFF MATERIAL ADVERSE EFFECT" means any event on or with respect to any entity which, is materially adverse to the condition (financial or otherwise), of the properties, assets (including intangible assets), Liabilities, business, results of operations or prospects of TeamStaff. With respect to a financial event, material adverse effect shall mean any event which has an effect of $150,000 or more.

         "TEAMSTAFF MOST RECENT BALANCE SHEET" means the balance sheet contained within the TeamStaff Most Recent Financial Statements.

         "TEAMSTAFF MOST RECENT FISCAL YEAR END" has the meaning set forth in
Section 3.9 below.

         "TEAMSTAFF FINANCIAL STATEMENTS" has the meaning set forth in
Section 3.9 below.

         "TEAMSTAFF PREFERRED SHARES" has the meaning set forth in Section
3.7 below.

         "TEAMSTAFF SEC DOCUMENTS" has the meaning set forth in Section 3.9 below.

         "TEAMSTAFF SHAREHOLDERS' MEETING" means the meeting of TeamStaff shareholders called by the TeamStaff Board of Directors to approve the Merger.

         "TEAMSUB" has the meaning set forth in the preface above.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 9.4 below.

         "THRESHOLD" has the meaning set forth in Section 9.9 below.

2.       BASIC TRANSACTION

         2.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the OCGA, (a) TeamSub shall merge with and into BrightLane, and the separate corporate existence of TeamSub shall thereupon cease, and (b) BrightLane shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed under the OCGA as a wholly owned subsidiary of TeamStaff.

         2.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Section 8, the parties hereto shall execute and file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Georgia, in such form as required by and executed in accordance with the relevant provisions of the OCGA, and make such other filings and take such other actions as may be required by Law. The

BrightLane Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Georgia Secretary of State or at such later date and time as may be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

         2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the OCGA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, immunities, powers and franchises of BrightLane and TeamSub shall vest in the Surviving Corporation, and all debts, liabilities and duties of BrightLane and TeamSub shall become the debts, liabilities and duties of the Surviving Corporation.

         2.4 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to be and read as the Articles of Incorporation of TeamSub immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

         2.5 BYLAWS. The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to be and read as the Bylaws of TeamSub immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

         2.6      DIRECTORS AND OFFICERS OF SURVIVING CORPORATION AND
TEAMSTAFF.

                  (i) The directors and officers of the Surviving Corporation at and as of the Effective Time shall be as follows:


                           Name                               Title
                           ----                               -----
                  Donald Kappauf                     Chief Executive Officer, Director

                  Donald Kelly                       Chief Financial Officer and Secretary, Director

                  Vincent Brannon                    President

                  D. Alan Najjar                     Chief Operating Officer

                  Victor DiGioia                     Assistant Secretary


                  (ii) Effective at the Closing the Board of Directors of TeamStaff shall consist of a total of nine persons, and be comprised as follows: (A) TeamStaff shall designate four persons; (B) BrightLane shall designate one persons; (C) First Union Private Capital, Inc. (or its affiliates) shall designate two persons and (D) Nationwide Financial, Inc. shall designate one person and (E) the parties will mutually agree upon a ninth member (who shall be a Class 1 member). TeamStaff's Board of Directors shall continue to be classified into three classes (with each class containing at least one TeamStaff designee on the one hand, and one designee of either BrightLane, First Union or Nationwide on the other hand), and all such directors shall continue to serve in accordance with the Bylaws and Articles of Incorporation of TeamStaff until their successors are duly elected and qualified. Class I directors shall serve for an initial period of one year, Class II directors shall serve for an initial period of two years and Class III directors shall serve for an initial period of three years. In the event that any nominee of TeamStaff, BrightLane, Nationwide or First Union, as the case may be, is unable or determines not to complete his initial term, then a replacement nominee of TeamStaff, BrightLane, First Union or Nationwide as the case may be, shall fill such vacancy, subject to approval of the Board of Directors nominating committee, which approval shall not be unreasonably withheld.

                  (iii) Effective at the Closing, the directors and officers of TeamStaff (other than the ninth member of the Board of Directors) shall be:


                  Name                               Title                              Class
                  ----                               -----                              -----
                  T. Stephen Johnson                 Chairman of the Board              Class 3

                  Karl Dieckmann                     Vice Chairman                      Class 3

                  Donald Kappauf                     President and Chief Executive      Class 3
                                                     Officer, Director

                  Donald Kelly                       Chief Financial Officer, Vice
                                                     President and Secretary

                  First Union 2nd Designee           Director                           Class 2

                  David Carroll                      Director                           Class 2

                  Susan Wolken                       Director                           Class 1

                  William Marino                     Director                           Class 2

                  Martin Delaney                     Director                           Class 1

                  Victor DiGioia                     Assistant Secretary


                  (iv) At Closing, the Board of Directors shall have in place resolutions authorizing payment of compensation in the amount of $2,500.00 per month to the Chairman of the Board and to the Vice-Chairman of the Board, and $1,500.00 per meeting to the remaining members of the Board of Directors. In addition, each Board member (other than the committee chairman) shall receive a fee of $600.00 for each meeting of any committee on which such member serves, each committee chairman shall receive $1,000 per meeting and each Board member shall receive a fee of $1,000.00 for any other meeting with TeamStaff executives which are not meetings of a committee or the full Board of Directors, but for which the Chairman or Chief Executive Officer has requested the Board member attend to assist in, or provide advice upon, the business of the Company.

         2.7 CONVERSION OF BRIGHTLANE CAPITAL STOCK, EXCHANGE RATIO. Subject to the provisions of this Section 2, at the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of the following securities, and after giving effect to the exercise or conversion of all options and warrants to acquire BrightLane Common Stock as set forth in clause 2.11 below:

(i)                                 the shares of BrightLane's Common Stock
                  issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive an aggregate of 1,601,731 fully paid and nonassessable shares of TeamStaff Common Stock, and each share of BrightLane's Common Stock that is outstanding immediately prior to the Effective Time will be converted automatically into the right to receive that number of shares of TeamStaff Common Stock determined by dividing the aggregate number of shares of TeamStaff Common Stock issuable pursuant to this subsection 2.7(i) by the total number of shares of BrightLane's Common Stock that are issued outstanding immediately prior to the Effective Time (the "Common Stock Exchange Ratio");

(ii)                                the shares of BrightLane's Series A
                  Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive an aggregate of 874,295 fully paid and nonassessable shares of TeamStaff Common Stock (the "Series A Exchange Ratio"), and each share of BrightLane's Series A Preferred Stock that is outstanding immediately prior to the Effective Time will be converted automatically into the right to receive that number of shares of TeamStaff Common Stock determined by dividing the aggregate number of shares of TeamStaff Common Stock issuable pursuant to this subsection 2.7(ii) by the total number of shares of BrightLane's Series A Stock that are issued outstanding immediately prior to the Effective Time (the "Series A Preferred Stock Exchange Ratio");

(iii)                               the shares of BrightLane's Series B
                  Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive an aggregate of 3,334,117 fully paid and nonassessable shares of TeamStaff Common Stock (the "Series B Exchange Ratio"), and each share of BrightLane's Series B Preferred Stock that is outstanding immediately prior to the Effective Time will be converted automatically into the right to receive that number of shares of TeamStaff Common Stock determined by dividing the aggregate number of shares of TeamStaff Common Stock issuable pursuant to this subsection 2.7(iii) by the total number of shares of BrightLane's Series B Stock that are issued outstanding immediately prior to the Effective Time (the "Series B Preferred Stock Exchange Ratio");

(iv)                                the shares of BrightLane's Series C
                  Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive an aggregate of 2,256,488 fully paid and nonassessable shares of TeamStaff Common Stock (the "Series C Exchange Ratio"), and each share of BrightLane's Series C Preferred Stock that is outstanding immediately prior to the Effective Time will be converted automatically into the right to receive that number of shares of TeamStaff Common Stock determined by dividing the aggregate number of shares of TeamStaff Common Stock issuable pursuant to this subsection 2.7(iv) by the total number of shares of BrightLane's Series C Stock that are issued outstanding immediately prior to the Effective Time (the "Series C Preferred Stock Exchange Ratio");

(v)                                 each share of BrightLane Stock issued and
                  outstanding immediately prior to the Effective Time shall automatically cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such BrightLane Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of TeamStaff Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.13 hereof, without interest.

(vi) At the Effective Time, the aggregate number of shares of TeamStaff Common Stock to be issued to all holders of BrightLane Capital Stock in exchange for all of BrightLane Capital Stock shall equal 8,066,631 shares of TeamStaff Common Stock (the "Merger Consideration") less any fractional shares redeemed pursuant to Section 2.13 below, and subject to adjustments in accordance with the terms of Section 2.12 below.


         2.8 ADJUSTMENT IN NUMBER OF TEAMSTAFF SHARES AS MERGER CONSIDERATION. In the event that the BrightLane Closing Financial Statements evidence a BrightLane Material Adverse Change, and TeamStaff waives the condition to close set forth in Section 8.1(a) then the parties may mutually agree to decrease the number of TeamStaff Shares to be delivered as Merger Consideration by one TeamStaff Share for every $4.00 by which (i) BrightLane's accounts payable or accrued expenses are greater than an aggregate of $600,000 as set forth on the BrightLane Closing Financial Statements or (ii) the BrightLane Closing Cash is less than the Target BrightLane Closing Cash Amount.

         2.9 CANCELLATION OF BRIGHTLANE CAPITAL STOCK. Each share of BrightLane Capital Stock, if any, owned by TeamStaff, or TeamSub, in each case immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

         2.10 CONVERSION OF TEAMSUB STOCK. Each share of TeamSub Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation. Each stock certificate of TeamSub evidencing ownership of any shares of TeamSub Common Stock shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         2.11     CONVERSIONS OF ALL BRIGHTLANE STOCK OPTIONS AND WARRANTS.

                  All options and warrants to acquire BrightLane Capital Stock that are outstanding effective immediately prior to the Effective Time shall be terminated pursuant to the terms thereof or exercised. In order to provide inducement to the holder thereof to exercise such option or warrant,

BrightLane may make a recourse loan to a holder of an option or warrant that elects to exercise prior to the Effective Time in an amount determined by BrightLane, subject to approval of TeamStaff not to be unreasonably withheld, to estimate such exerciser's estimated state and federal income Tax Liability resulting from such exercise.

         2.12 ADJUSTMENTS TO BRIGHTLANE EXCHANGE RATIOS. Without limiting any other provision of this Agreement, the Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into BrightLane Capital Stock), reorganization, recapitalization or other like change with respect to TeamStaff Common Stock or BrightLane Capital Stock occurring after the date hereof and prior to the Effective Time.

         2.13 NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of TeamStaff Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of TeamStaff. In lieu of the issuance of fractional shares, each holder of shares of BrightLane Stock who would otherwise be entitled to a fraction of a share of TeamStaff Common Stock (after aggregating all fractional shares of TeamStaff Common Stock to have been otherwise received by such holder) shall receive from TeamStaff an amount of cash (rounded down to the nearest whole cent and without interest) equal to the product of such fractional part of a share of TeamStaff Common Stock multiplied by the average closing price per share of TeamStaff Common Stock (rounded to the nearest cent) on the Nasdaq Small Cap Market ("Nasdaq") (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source selected by TeamStaff) for the 10 trading days ending on the third trading day immediately prior to (and excluding the date of) the Effective Time.

         2.14 EXCHANGE PROCEDURES FOR BRIGHTLANE SHARES. SURRENDER OF BRIGHTLANE CERTIFICATES

              (i)           When and as needed, TeamStaff shall make
                  available to Continental Stock Transfer and Trust Company (the "Exchange Agent") for exchange in accordance with this
                  Section 2, through such reasonable procedures as TeamStaff may adopt, sufficient shares of TeamStaff Common Stock to be exchanged hereunder.

              (ii)          Promptly after the Effective Time, the TeamStaff
                  shall cause the Exchange Agent to mail a letter of transmittal to each BrightLane holder of record of a certificate or certificates (the "BrightLane Certificates") of BrightLane Capital Stock that immediately prior to the Effective Time represented outstanding shares of BrightLane Capital Stock to be exchanged hereunder. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to BrightLane Certificates shall pass, only upon delivery of BrightLane Certificates to the Exchange Agent and shall be in such form and have such other provisions as TeamStaff may reasonably specify, including instructions for effecting the surrender of BrightLane Certificates in exchange for certificates representing shares of TeamStaff Common Stock. Upon surrender of a BrightLane Certificate to the Exchange
                  Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such BrightLane Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of TeamStaff Common Stock and payment in lieu of fractional shares which such holder has the right to receive after giving effect to any required Tax withholdings, and BrightLane Certificate so surrendered shall forthwith be canceled. At any time following the first anniversary of the Effective Time, all or any number of shares of TeamStaff Common Stock (and any or all cash payable in lieu of fractional shares of TeamStaff Common Stock) deposited with or made available to the Exchange Agent pursuant hereto, which remain undistributed to the holders of BrightLane Certificates, shall be delivered to TeamStaff upon demand, and thereafter such holders of unexchanged BrightLane Certificates shall be entitled to look only to TeamStaff (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the shares of TeamStaff Common Stock for payment upon due surrender of their BrightLane Certificates.

            (iii)           No dividends or other distributions declared or
                  made after the Effective Time with respect to shares of TeamStaff Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered BrightLane Certificate with respect to the whole shares of BrightLane Capital Stock represented thereby and no cash payment in lieu of fractional shares of TeamStaff Common Stock shall be paid to any such holder until the holder of record surrenders such BrightLane Certificate. Subject to the effect of applicable Laws, following surrender of any such BrightLane Certificate, there shall be paid to the record holder of the certificates representing whole shares of TeamStaff Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any cash payable in lieu of fractional shares of TeamStaff Common Stock to which the holder is entitled pursuant hereto and the amount of dividends or other distributions with a record date after the Effective Time and payable between the Effective Time and the time of such surrender with respect to such whole shares of TeamStaff Common Stock.

              (iv)          If any certificate for shares of TeamStaff Common
                  Stock is to be issued in a name other than the name in which BrightLane Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that (i) BrightLane Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and accompanied by all other documents required to evidence and effect such transfer and
                  (ii) either (x) that the Person requesting such exchange will have paid any transfer or other Taxes required by reason of the issuance of a certificate for shares of TeamStaff Common Stock in a name other than the name of the registered holder of BrightLane Certificate surrendered or
                  (y) established to the satisfaction of TeamStaff , or any agent designated by TeamStaff , that such Tax has been paid or is not applicable.

              (v)           Notwithstanding anything to the contrary in this
                  Agreement, none of the Exchange Agent, TeamStaff, BrightLane or TeamSub shall be liable to a holder of a Certificate for any TeamStaff Common Stock (and any cash payable for fractional shares of TeamStaff Common Stock or any other amount due, if any) that was properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

              (vi)          TeamStaff or the Exchange Agent will be entitled
                  to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of BrightLane Stock such amounts as TeamStaff (or any Affiliate thereof) or the Exchange Agent shall determine in good faith they are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld by TeamStaff or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of BrightLane Stock in respect of whom such deduction and withholding were made by TeamStaff.

         2.15 FURTHER OWNERSHIP RIGHTS IN BRIGHTLANE STOCK. All shares of TeamStaff Common Stock issued upon the surrender for exchange of BrightLane Capital Stock in accordance with the terms of this Section 2 (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such BrightLane Capital Stock. At the Effective Time, the stock transfer books of BrightLane shall be closed, and thereafter there shall be no further registration of transfers of shares of BrightLane Capital Stock on the records of the Surviving Corporation. From and after the Effective Time, the holders of BrightLane Certificates evidencing ownership of shares of BrightLane Capital Stock outstanding shall cease to have any rights with respect to such shares of BrightLane Capital Stock except as otherwise provided for herein. If, after the Effective Time, BrightLane Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.

         2.16 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any BrightLane Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed BrightLane Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of TeamStaff Common Stock and cash for fractional shares, if any; provided, however, that TeamStaff may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against TeamStaff or the Exchange Agent with respect to BrightLane Certificates alleged to have been lost, stolen or destroyed.

         2.17 TAX CONSEQUENCES. For federal income Tax purposes, the parties intend that the Merger be treated as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code. Accordingly, unless otherwise required by Law, no Party shall take any action that reasonably could be expected to jeopardize the treatment of the Merger as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and the parties shall not take any position on any Tax Return (as defined herein) or in any proceeding relating to the Tax consequences of the Merger inconsistent with this Section.

         2.18 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record of otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either BrightLane or TeamSub or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either BrightLane or TeamSub, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of BrightLane or TeamSub, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its rights, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of BrightLane or TeamSub, as applicable, and otherwise to carry out the purposes of this Agreement.

         2.19 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Goldstein & DiGioia LLP at 369 Lexington Avenue in New York, New York, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as TeamStaff and BrightLane may mutually determine (the "CLOSING DATE").

         2.20 DELIVERIES AT THE CLOSING. At the Closing, (i) BrightLane will deliver to TeamStaff the various certificates, instruments, and documents referred to in Section 8.1 below, (ii) TeamStaff will deliver to BrightLane the various certificates, instruments, and documents referred to in Section 8.2 below, (iii) BrightLane and TeamSub will file with the Secretary of State of Georgia Certificate of Merger substantially in the form attached hereto as Exhibit A ( the "CERTIFICATE OF MERGER").

3.       REPRESENTATIONS AND WARRANTIES BY TEAMSTAFF AND TEAMSUB.

         TeamStaff and TeamSub each jointly and severally represent and warrant to BrightLane that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3), except as set forth in disclosure schedule to be delivered to BrightLane by TeamStaff within 5 business days of the date hereof and initialed by the Parties ("TeamStaff Disclosure Schedule"). Nothing in the TeamStaff Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the TeamStaff Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The TeamStaff Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

         3.1 ORGANIZATION AND QUALIFICATION OF TEAMSTAFF AND TEAMSUB. Each of TeamStaff and TeamSub is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. TeamStaff has all the requisite corporate power and authority, and, except as set forth on Section 3.1 of the TeamStaff Disclosure Schedule, is in possession of all Approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so qualified, existing and in good standing or to have such power, authority and Approvals could not, individually or in the aggregate, reasonably be expected to have a TeamStaff Material Adverse Effect. TeamStaff is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a TeamStaff Material Adverse Effect. TeamSub is a newly-formed single purpose entity which have been formed solely for the purposes of the Merger and have not carried on, and prior to the closing will not carry on, any business or engaged in any activities other than those reasonably related to the Merger.

          3.2 SUBSIDIARIES. The TeamStaff Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of TeamStaff's directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity or other interest owned by TeamStaff or another Subsidiary of TeamStaff. Each TeamStaff Subsidiary is a legal entity, duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation or organization and has all the requisite power and authority, and is in possession of all Approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to possess such Approvals could not, individually or in the aggregate, reasonably be expected to have a TeamStaff Material Adverse Effect. Each TeamStaff Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a TeamStaff Material Adverse Effect. TeamStaff owns no other equity investments in any other entity.

         3.3 AUTHORIZATION OF TRANSACTION. Each of TeamStaff and TeamSub has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder, except for the approval of the shareholders of TeamStaff which approval shall be a condition to Closing. This Agreement constitutes the valid and legally binding obligation of each of TeamStaff and TeamSub, enforceable in accordance with its terms and conditions. Neither TeamStaff nor TeamSub need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement other than notice and filings pursuant to (i) the rules of the Nasdaq SmallCap Stock Market, (ii) the filing of the Certificate of Merger with the Secretary of State of Georgia and (iii) the filing with the SEC of the Joint Proxy Statement/Prospectus (as defined in Section 5.7 hereof) and (iv) the TeamStaff financing agreements with FINOVA Capital Corporation.

         3.4 REQUIRED VOTE. As of the date hereof and as of the Effective Time, the Board of Directors of TeamStaff has, at a meeting duly called and held, by a unanimous vote of the members present, approved and declared advisable this Agreement and each Related Agreement to which TeamStaff is or is to become a party. Not later than thirty (30) days following the date hereof, the TeamStaff Board of Directors shall meet for the purpose of considering the transactions contemplated hereby and whether such are advisable, fair to and in the best interests of the holders of TeamStaff Common Stock, and whether to recommend approval of the Merger. Assuming the TeamStaff Board of Directors approves the terms of this Agreement as fair to and in the best interests of the TeamStaff shareholders, except as allowed under Section 5.7 hereof the Board of Directors shall not thereafter withdraw, rescind or modify such approval, determination, and resolutions. The affirmative vote of a majority of all outstanding shares of TeamStaff Common Stock is the only vote of the holders of any class or series of capital stock of TeamStaff necessary to approve and authorize the Merger. As of February 25, 2001, the holders of the TeamStaff Common Stock that are intended to be parties to the TeamStaff Voting Agreement own (beneficially and of record) and have the right to vote, in the aggregate, approximately 2,591,301 shares of TeamStaff Common Stock.

         3.5 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which TeamStaff or TeamSub is subject or any provision of its charter or bylaws or (B) other than TeamStaff's financing agreements with FINOVA Capital Corporation, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which TeamStaff or TeamSub are a party or by which they are bound or to which any of their respective assets are subject .

         3.6 APPROVALS. The execution and delivery by TeamStaff and TeamSub of this Agreement and Related Agreements to which it is or is required to become a Party do not, and the performance by TeamStaff, and TeamSub of this Agreement and any such Related Agreement shall not, require TeamStaff or TeamSub to obtain the Approval of, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority, domestic or foreign, except for (i) compliance with applicable requirements of the Securities Act, the Exchange Act or Blue Sky Laws, (ii) the filing of the Certificate of Merger in accordance with the OCGA, (iii) the filing of a listing application or other documents as required by NASDAQ or (iv) where the failure to obtain such Approvals, or to make such filings or notifications, would not individually or in the aggregate, reasonably be expected to have a TeamStaff Material Adverse Effect, or (v) those persons listed on Schedule 3.6 to the TeamStaff Disclosure Schedule.

         3.7 CAPITALIZATION OF TEAMSTAFF AND TEAMSUB. The entire authorized capital stock of TeamStaff consists of 40,000,000 shares of TeamStaff Common Stock $.01 par value per share and 5,000,000 shares of preferred stock, par value $.01 per share (the "TeamStaff Preferred Shares"). As of March 1, 2001 there were:

(i)      8,044,600 shares of TeamStaff Common Stock  issued and outstanding;

(ii)     no TeamStaff Preferred Shares issued and outstanding;

(iii) 451,875 shares of TeamStaff Common Stock duly reserved for future issuance pursuant to outstanding options;

(iv) 226,280 shares of TeamStaff Common Stock duly reserved for future issuance pursuant to outstanding warrants; and

(v) 35,400 shares of TeamStaff Common Stock held in the treasury of TeamStaff.

          The entire authorized capital stock of TeamSub consists of 10,000 shares of common stock. All outstanding shares of TeamStaff and TeamSub have been duly authorized and validly issued and are fully paid and nonassessable. Except for options and the warrants described above, there are no other options, warrants, calls, rights, commitments, or agreements of any character to which TeamStaff is bound, obligating TeamStaff to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of TeamStaff or obligating TeamStaff to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Common Stock of TeamStaff to be issued pursuant to the Merger ("TeamStaff Shares") will be duly authorized, validly issued, fully paid and nonassessable.

         3.8 TITLE TO ASSETS. Except as set forth on Section 3.8 of the TeamStaff Disclosure Schedule, TeamStaff has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on their premises, or shown on the TeamStaff Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests.

      3.9 SEC DOCUMENTS: FINANCIAL STATEMENTS. (i) TeamStaff has furnished to BrightLane a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424 (b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by TeamStaff since January 1, 1998, and prior to the Effective Time, TeamStaff will have furnished the Sellers with true and complete copies of any additional documents filed with the SEC by TeamStaff after the date hereof and prior to the Effective Time (collectively, the "TeamStaff SEC Documents"). In addition, TeamStaff has made available to BrightLane all exhibits to the TeamStaff SEC Documents filed prior to the date of this Agreement and will promptly make available to BrightLane all exhibits to any additional TeamStaff SEC Documents filed prior to the Effective Time.

                  (ii) All documents required to be filed as exhibits to the TeamStaff SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect except those which have expired in accordance with their terms and neither TeamStaff nor any of its Subsidiaries is in material default under such material contracts except where such default would not have a TeamStaff Material Adverse Effect upon TeamStaff. As of their respective filing dates, the TeamStaff SEC Documents complied in all material respects with the requirements of the Securities Exchange Act and the Securities Act and none of the TeamStaff SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed TeamStaff SEC Document prior to the Closing Date. The audited consolidated balance sheets ("TeamStaff Balance Sheet") and statements of income and cash flow of TeamStaff as of and for the fiscal year ended September 30, 2000 ("TeamStaff Most Recent Fiscal Year End"), including the notes thereto, included in the TeamStaff SEC Documents (the "TeamStaff Audited Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto). The unaudited consolidated balance sheets and statements of income and cash flows of TeamStaff as of and for the quarter ended December 31, 2000 ("TeamStaff Most Recent Financial Statements"), including the notes thereto, were included in the TeamStaff's SEC Documents, were prepared in accordance with GAAP, and present fairly the financial condition of TeamStaff as of such date and the results of operations of TeamStaff for such period. The TeamStaff Financial Statements fairly present the consolidated financial condition and operating results of TeamStaff and its Subsidiaries at the dates and during the periods indicated therein. There has been no change in TeamStaff's accounting policies except as described in the notes to the TeamStaff Financial Statements. The TeamStaff Audited Financial Statements and TeamStaff Most Recent Financial Statements together are referred to herein as the "TeamStaff Financial Statements."

         3.10 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. None of the information supplied or to be supplied by TeamStaff for inclusion or incorporation by reference in the S-4 Registration Statement shall, at the time such document is filed, at the time amended or supplemented, or at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by TeamStaff for inclusion in the Joint Proxy Statement/Prospectus shall, on the date the Joint Proxy Statement/Prospectus is first mailed to BrightLane's Shareholders or TeamStaff's shareholders, at the time of the BrightLane Shareholders' Meeting or the TeamStaff Shareholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the BrightLane Shareholders' Meeting or the TeamStaff Shareholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC thereunder. Notwithstanding the foregoing, TeamStaff makes no representation, warranty or covenant with respect to any information supplied by BrightLane which is contained in the Registration Statement or Joint Proxy Statement/Prospectus.

         3.11 NO MATERIAL ADVERSE CHANGES. Since October 1, 2000, TeamStaff has conducted its business in the ordinary course consistent with past practice and there has not occurred, except as may be described in the TeamStaff SEC Documents or Section 3.11 of the TeamStaff Disclosure Schedule:
(i) any change, event, condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a TeamStaff Material Adverse Effect; (ii) any acquisition, sale or transfer of any material asset of TeamStaff or any of its Subsidiaries other than in the Ordinary Course of Business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by TeamStaff or any revaluation by TeamStaff of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the TeamStaff Common Stock or any direct or indirect redemption, purchase or other acquisition by TeamStaff of any of its shares of capital stock; (v) any material contract entered into by TeamStaff, other than in the Ordinary Course of Business and as provided to BrightLane or any material amendment or termination of, or default under, any material contract to which TeamStaff is a party or by which it is bound; (vi) any amendment or change to TeamStaff's Certificate of Incorporation or Bylaws; or (vii) any negotiation or agreement by TeamStaff or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (vi) (other than negotiations with BrightLane and its representatives regarding the transactions contemplated by this Agreement).

         3.12 ABSENCE OF UNDISCLOSED LIABILITIES. To the Knowledge of TeamStaff, except as disclosed on Schedule 3.12 of the TeamStaff Disclosure Schedule, TeamStaff has no Liabilities (and to its Knowledge there is no Basis for any present or future action, suit, proceeding, hearing, litigation, charge, complaint, claim or demand giving rise to any Liability) other than (i) those set forth or adequately provided for in the TeamStaff SEC Documents or TeamStaff Financial Statements, (ii) Liabilities incurred in the Ordinary Course of Business after the Most Recent TeamStaff Financial Statements, or (iii) except with respect to TeamStaff's worker's compensation policies, Liabilities outside the Ordinary Course of Business, which may not exceed $150,000 individually or $300,000 in the aggregate.

         3.13     COMPLIANCE.

                  (i) To its Knowledge, TeamStaff has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where such non-compliance has not and would not have a TeamStaff Material Adverse Effect. TeamStaff holds all licenses and permits, required to be held by it under the laws all jurisdictions in which it operates in order to operate its business as currently operated and TeamStaff has not received any notice, written or otherwise, of the initiation of proceedings to revoke any such license or permit, except where such failure to hold any such licenses or permits would not have a TeamStaff Material Adverse Effect. Section
         3.13 of the TeamStaff Disclosure Schedule sets forth the names of those states in which TeamStaff operates.

                  (ii) TeamStaff has not, since its incorporation, entered into a memorandum of understanding, consent decree or similar instrument with any governmental agency or has been the subject of any investigation or legal proceeding, which could have a TeamStaff Material Adverse Effect.

                  (iii) Neither TeamStaff nor any of its respective officers, directors, employees or agents, has directly or indirectly: (A) offered or paid any amount to, or made any financial arrangement with, any of the accounts in order to promote business from such accounts, other than standard pricing or discount arrangements consistent with proper business practices; (B) given, or agreed to give, or is aware that there has been made, or that there is an agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any current account or supplier, source of financing, landlord, sub-tenant, licensee or anyone else; or (C) made, or has agreed to make, any payments to any person with the intention or understanding that any part of such payment was to be used directly or indirectly for the benefit of any current account or employee, supplier or landlord of such current account, or for any purpose other than that reflected in the documents supporting the payments.

                  (iv) TeamStaff and each of its Subsidiaries are in compliance with, and are not in default or violation of, (A) the Certificate of Incorporation and Bylaws of TeamStaff or the equivalent organizational documents of such Subsidiary, (B) any Law or Order or by which any of their respective assets or properties are bound or affected and (C) the terms of all notes, bonds, mortgages, indentures, Contracts, permits, franchises and other instruments or obligations to which any of them are a party or by which any of them or any of their respective assets or properties are bound or affected, except, in the case of clauses (B) and (C), for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a TeamStaff Material Adverse Effect. TeamStaff and its Subsidiaries are in compliance with the terms of all Approvals, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a TeamStaff Material Adverse Effect. Except as set forth in the TeamStaff Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to have a TeamStaff Material

         Adverse Effect, neither TeamStaff nor any of its Subsidiaries has received notice of any revocation or modification of any Approval of any federal, state, local or foreign Governmental Authority that is material TeamStaff or any of its Subsidiaries.

         3.14 LITIGATION. Except as set forth on Schedule 3.14 of the TeamStaff Disclosure Schedule or with respect to employee related claims incurred by TeamStaff in the Ordinary Course of Business, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Knowledge of TeamStaff or any of its Subsidiaries, threatened against TeamStaff or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to result in a TeamStaff Material Adverse Effect. Except as set forth on
Schedule 3.14 of the TeamStaff Disclosure Schedule, there is no judgment, decree or order against TeamStaff or any of its Subsidiaries or, to the Knowledge of TeamStaff or any of its Subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to result in a TeamStaff Material Adverse Effect.

         3.15 TAX MATTERS. Except as set forth in Section 3.15 of the TeamStaff Disclosure Schedule:

                  (i) Except where there would be no TeamStaff Material Adverse Effect, all material Tax Returns required to be filed by or on behalf of TeamStaff, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which TeamStaff or any of its Subsidiaries is a member have been timely filed, and all such Tax Returns are true, complete and correct in all material respects.

                  (ii) Except where there would be no TeamStaff Material Adverse Effect, all material Taxes payable by or with respect to TeamStaff and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid when due, and adequate reserves (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP are provided on the respective TeamStaff's Balance Sheet for any material Taxes not yet due. All assessments for material Taxes due and owing by or with respect to TeamStaff and each of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid. Neither TeamStaff nor any of its Subsidiaries has incurred a Tax Liability from the date of the TeamStaff Most Recent Financial Statements other than a Tax Liability in the Ordinary Course of Business.

                  (iii) Except where there would be no TeamStaff Material Adverse Effect, no action, suit, proceeding, investigation, claim or audit has formally commenced and no written notice has been given that such audit or other proceeding is pending or, to TeamStaff's Knowledge, threatened with respect to TeamStaff or any of its Subsidiaries or any group of corporations of which any of TeamStaff and its Subsidiaries has been a member in respect of any Taxes, and all deficiencies proposed as a result of such actions, suits, proceedings, investigations, claims or audits have been paid, reserved against or settled.

         3.16 EMPLOYEES. To the Knowledge of TeamStaff, no executive, key employee, or group of employees has any plans to terminate employment with TeamStaff. TeamStaff is not a party to or bound by any collective bargaining agreement, nor has experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. TeamStaff, to its knowledge, has not, and has not received notice from any governmental agency charging or alleging that is has, committed any unfair labor practice. TeamStaff has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of TeamStaff.

         3.17      EMPLOYEE BENEFITS

                  (i) Section 3.17 of the TeamStaff Disclosure Schedule lists each Employee Benefit Plan that TeamStaff sponsors for the benefit of, or to which TeamStaff contributes as a plan sponsor, for the benefit of the TeamStaff Corporate Employees (collectively, the "TeamStaff Plan"), and except as set forth on Section 3.17 of the TeamStaff Disclosure
         Schedule:

                           (A) Each TeamStaff Plan (and each related trust,
                  insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable Laws.

                           (B) All required reports and descriptions (including
                  Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such TeamStaff Plan that is an Employee Welfare Benefit Plan.

                           (C) All contributions (including all employer
                  contributions and employee salary reduction contributions) which are due have been paid to each such TeamStaff Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each TeamStaff Plan or accrued in accordance with GAAP. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such TeamStaff Plan which is an Employee Welfare Benefit Plan.

                           (D) Each TeamStaff Plan which is an Employee Pension
                  Benefit Plan has received, within the last two years, a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Sec. 401 (a).

                           (E) TeamStaff does not currently sponsor or
                  contribute to, or has ever sponsored or contributed to, any Employee Benefit Plan that is subject to Title IV of ERISA.

                           (F) TeamStaff has made available for inspection by
                  BrightLane correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each TeamStaff Plan.

                  (ii) No Prohibited Transactions have occurred with respect to any TeamStaff Plan and no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any TeamStaff Plan. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any TeamStaff Plan (other than routine claims for benefits) is pending or, to the Knowledge of TeamStaff, threatened. No officer, director or employee with responsibility for ERISA matters has any Knowledge of any Basis for any such action, suit, proceeding, hearing or investigation.

                           (A) No such TeamStaff Plan which is an Employee
                  Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of TeamStaff threatened.

                           (B) To TeamStaff's knowledge, there have been no
                  Prohibited Transactions with respect to any such TeamStaff Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such TeamStaff Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such TeamStaff Plan (other than routine claims for benefits) is pending or to the Knowledge of TeamStaff, threatened.

                           (C) TeamStaff has not incurred, nor has TeamStaff (or
                  any officer with responsibility for ERISA matters) any Knowledge of any circumstances that might reasonably be expected to result in TeamStaff incurring, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such TeamStaff Plan which is an Employee Pension Benefit Plan.

                  (iii) TeamStaff has never contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (iv) TeamStaff does not maintain or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

         3.18 CONTRACTS. (i) Section 3.18 of the TeamStaff Disclosure Schedule lists the following contracts and other agreements to which TeamStaff is a party:

                  (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

                  (b) other than contracts for PEO services entered into in the Ordinary Course of Business, any agreement (or group of related agreements) for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to any of TeamStaff in excess of $50,000, or involve consideration in excess of $50,000;

                  (c) any agreement concerning a partnership or joint venture;

                  (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (e) any agreement concerning confidentiality or noncompetition, other than agreements arising in the Ordinary Course of Business in contracts with PEO clients, employees, vendors or licensors of software products;

                  (f) any agreement with any of TeamStaff shareholders and their Affiliates;

                  (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (h) any collective bargaining agreement;

                  (j) other than a contract for PEO Services in the Ordinary Course of Business, any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

                  (k) any agreement under which it has advanced or loaned in excess of $5,000 to any of its directors, officers or employees;

                  (l) any agreement under which the consequences of a default or termination could have a TeamStaff Material Adverse Effect; or

                  (m) other than a contract for PEO Services in the Ordinary Course of Business, any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

         (ii) TeamStaff has delivered to BrightLane a correct and complete copy of each written agreement listed in Section 3.18 of the TeamStaff Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in
Section 3.18 of the TeamStaff Disclosure Schedule. With respect to each such agreement and except for matters which would not have a Material Adverse Effect on TeamStaff taken as a whole: (A) as regards TeamStaff the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) as regards TeamStaff the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to the Knowledge of

TeamStaff, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Knowledge of TeamStaff, no party has repudiated any provision of the agreement.

         (iii) Section 3.18 (iii) of the TeamStaff Disclosure Schedule sets forth the standard form contract used by TeamStaff in its PEO business ("PEO Form Contract") for its PEO customers.

                  3.19     ENVIRONMENT, HEALTH, AND SAFETY

                  (i) To the Knowledge of TeamStaff, TeamStaff and its respective predecessors and Affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, TeamStaff and its respective predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  (ii) To the Knowledge of TeamStaff, TeamStaff has no Liability (and TeamStaff, and its predecessors and Affiliates has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of TeamStaff giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of, or personal injury to, any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                  (iii) To TeamStaff's Knowledge, all properties and equipment used in the business of TeamStaff, and their respective predecessors and Affiliates, have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

         3.20 REAL PROPERTY INTERESTS. Section 3.20 of the TeamStaff Disclosure Schedule lists and describes briefly all real property leased or subleased to any of TeamStaff or its Subsidiaries. TeamStaff has made available for inspection by BrightLane correct and complete copies of the leases and subleases listed in the TeamStaff Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in the TeamStaff Disclosure Schedule, except for matters that do not have a TeamStaff Material Adverse Effect:

                  (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                  (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (iii) no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                  (iv) no party to the lease or sublease has repudiated any provision thereof;

                  (v) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                  (vi) TeamStaff has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                  (vii) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

         3.21     INTELLECTUAL PROPERTY

                  (i) TeamStaff owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of TeamStaff as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of TeamStaff immediately prior to the Closing hereunder will be owned or available for use by such TeamStaff on identical terms and conditions immediately subsequent to the Closing hereunder, except as set forth on Section 3.21 of the TeamStaff Disclosure Schedule. TeamStaff has taken all reasonably necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) Except as set forth in Section 3.21 of the TeamStaff Disclosure Schedule, TeamStaff has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither TeamStaff nor the directors and officers (and employees with responsibility for Intellectual Property matters) of TeamStaff has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that TeamStaff must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of TeamStaff and the directors and officers (and employees with responsibility for Intellectual Property matters) of TeamStaff, except as set forth in Section 3.21 of the TeamStaff Disclosure Schedule no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of TeamStaff.

                  (iii) Section 3.21 of the TeamStaff Disclosure Schedule identifies each patent or registration which has been issued to TeamStaff with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which TeamStaff has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which

TeamStaff has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). TeamStaff has made available for inspection by BrightLane correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to TeamStaff correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. The TeamStaff Disclosure Schedule also identifies each trade name or unregistered trademark used by TeamStaff in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in the TeamStaff Disclosure Schedule, except for matters which would not have a TeamStaff Material Adverse Effect:

                                    (A) TeamStaff possesses all right, title,
                  and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                                    (B) The item is not subject to any
                  outstanding injunction, judgment, order, decree, ruling, or charge;

                                    (C) No action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of TeamStaff is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                                    (D) TeamStaff has never agreed to indemnify
                  any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (iv) Section 3.21 of the TeamStaff Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that TeamStaff uses pursuant to license, sublicense, agreement, or permission. TeamStaff has made available for inspection by BrightLane correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in the TeamStaff Disclosure Schedule, except for matters which would not have a TeamStaff Material Adverse Effect:

                                    (A) the license, sublicense, agreement, or
                  permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                                    (B) the license, sublicense, agreement, or
                  permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                                    (C) no party to the license, sublicense,
                  agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                    (D) no party to the license, sublicense,
                  agreement, or permission has repudiated any provision thereof;

                                    (E) with respect to each sublicense, the
                  representations and warranties set forth in subsections (A) through (D) above are materially true and correct with respect to the underlying license;

                                    (F) the underlying item of Intellectual
                  Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                                    (G) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of TeamStaff and the directors and officers (and employees with responsibility for Intellectual Property matters) of TeamStaff, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                                    (H) TeamStaff has not granted any sublicense
                  or similar right with respect to the license, sublicense, agreement, or permission.

                  (v) To the Knowledge of TeamStaff, the use by TeamStaff and its Subsidiaries of their respective Intellectual Property does not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continue operation of its business as presently conducted.

         3.22 TANGIBLE ASSETS. Except as set forth on the TeamStaff Disclosure Schedule, TeamStaff owns or leases all buildings, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used with such exceptions as would not have a TeamStaff Material Adverse Effect.

         3.23 NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of TeamStaff are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and to the Knowledge of TeamStaff will be collected in accordance with their terms at their recorded amounts subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with GAAP.

         3.24 POWERS OF ATTORNEY. The TeamStaff Disclosure Schedule sets forth outstanding powers of attorney executed on behalf of TeamStaff.

         3.25 BROKERS' FEES. TeamStaff has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which BrightLane could become liable or obligated other than fees payable to Raymond James & Associates, Inc., for which fees TeamStaff shall bear sole responsibility.

         3.26 GUARANTEES. Other than in respect to its obligations under its credit facilities with FINOVA Capital Corporation, TeamStaff is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         3.27 INVESTMENT. TeamStaff is not acquiring BrightLane Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act

         3.28 TRANSACTIONS WITH AFFILIATES. Except as disclosed in the TeamStaff SEC Filings filed prior to the date of this Agreement, or as disclosed in the TeamStaff Disclosure Schedule, since October 1, 2000 there have been no transactions, agreements, arrangements or understandings between TeamStaff and its affiliates that would be required to be disclosed under the
Item 404 of Regulation S-K under the Securities Act.

         3.29 INSURANCE. Section 3.29 of the TeamStaff Disclosure Schedule contains each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which TeamStaff has been a party, a named insured, or otherwise the beneficiary of coverage since January 1, 2000.

                  (i) With respect to each such insurance policy and except for matters which would not have a Material Adverse Effect on TeamStaff taken as a whole: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) none of TeamStaff or any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. TeamStaff has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

                  (ii) TeamStaff has continuously maintained in effect since January 1, 1996, without lapse or suspension, insurance policies which have provided its employees with worker's compensation insurance or similar occupational accident coverage insurance.

                  (iii) To TeamStaff's Knowledge, all claims of any kind or nature accrued or made by TeamStaff's employees or others as of the Closing Date which could have a TeamStaff Material Adverse Effect are fully insured under policies of workers' compensation and employee related insurance (except for applicable deductibles) which have been maintained by TeamStaff as indicated in 3.29 of the TeamStaff Disclosure Schedule.

         3.30 DISCLOSURE. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or fail to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

4.       REPRESENTATIONS AND WARRANTIES CONCERNING BRIGHTLANE

         BrightLane represents and warrants to TeamStaff and TeamSub that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule to be delivered by BrightLane to TeamStaff within 5 business days of the date hereof and initialed by the Parties (the "BrightLane Disclosure Schedule"). Nothing in the BrightLane Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the BrightLane Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The BrightLane Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this
Section 4.

         4.1 ORGANIZATION AND QUALIFICATION OF BRIGHTLANE. BrightLane is a corporation duly organized, validly existing, and in good standing (or with active status) under the laws of the jurisdiction of its incorporation. BrightLane is duly authorized to conduct business and is in good standing under the Laws of each jurisdiction where such qualification is required. BrightLane has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4.1 of the BrightLane Disclosure Schedule lists the directors and officers of each of BrightLane. BrightLane has delivered to TeamStaff correct and complete copies of the charter and bylaws of BrightLane (as amended to date). The minute books (containing the records of meetings of the shareholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of BrightLane are correct and complete in all material respects. BrightLane is not in default under or in violation of any provision of its charter or bylaws.

         4.2      SUBSIDIARIES.     BrightLane has no Subsidiaries.

         4.3 AUTHORIZATION OF TRANSACTION. BrightLane has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder, except for the approval of the shareholders and Board of Directors of BrightLane which approvals shall be a condition to Closing. This Agreement constitutes the valid and legally binding obligation of BrightLane, enforceable in accordance with its terms and conditions. BrightLane is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement other than notice and filings pursuant to (i) the filing of the Certificate of Merger with the Secretary of State of Georgia and (ii) the filing with the SEC of the Joint Proxy Statement/Prospectus.

         4.4 REQUIRED VOTE. As of the date hereof, the Board of Directors of BrightLane has, at a meeting duly called and held, by a unanimous vote of the members present, authorized BrightLane's executive officers to negotiate and execute this Agreement and each Related Agreement to which BrightLane is a party as of the date hereof. Not later than thirty
(30) days following the date hereof, the BrightLane Board of Directors shall meet for the purpose of considering the transactions contemplated hereby and whether such are advisable, fair to and in the best interests of the holders of BrightLane Capital Stock entitled to vote thereon, and whether to recommend approval of Merger. Assuming the BrightLane Board of Directors approves the terms of this Agreement as fair to and in the best interests of the BrightLane Shareholders, the Board of Directors shall not thereafter withdraw, rescind or modify such approval, determination, and resolutions. The affirmative vote of a majority of all outstanding shares of BrightLane Common Stock and each series of BrightLane's preferred stock are the only vote of the holders of any class or series of BrightLane capital stock necessary to approve and authorize the Merger. As of February 28, 2001, the holders of BrightLane Capital Stock that are intended to be parties to the BrightLane Voting Agreement own (beneficially and of record) and have the right to vote, in the aggregate, approximately 2,747,576 shares of BrightLane Common Stock, 1,717,385 shares of BrightLane's Series B Preferred Stock and 536,682 shares of BrightLane's Series C Preferred Stock.

         4.5 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which BrightLane is subject or any provision of the charter or bylaws of BrightLane or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which BrightLane is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).

         4.6 APPROVALS. The execution and delivery by BrightLane of this Agreement the Related Agreements to which it is a party or any instrument required by this Agreement to be executed and delivered by BrightLane at the Closing do not, and the performance by BrightLane of this Agreement and any such Related Agreement or instrument shall not, require BrightLane to (A) obtain the Approval of, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority, domestic or foreign, except for the filing of the Certificate of Merger in accordance with the OCGA, where the failure to obtain such Approvals, or to make such filings or notifications, would not individually or in the aggregate, reasonably be expected to have a BrightLane Material Adverse Effect or (B) obtain the consent from any other person other than those persons listed on
Schedule 4.6 to the BrightLane Disclosure Schedule.

         4.7 CAPITALIZATION. As of the date hereof, the authorized capital stock of BrightLane consists of 250,000,000 shares of common stock, no par value and 10,000,000 share of preferred stock, no par value. As of March 1, 2001:

                           (i) 4,841,392 shares of BrightLane Common Stock were
                  issued and outstanding;

                           (ii) 38,390 shares of BrightLane Series A Preferred
                  Stock were issued or outstanding;

                           (iii) 1,717,385 shares of Series B Preferred Stock
                  were issued and outstanding;

                           (iv) 536,682 shares of Series C Preferred Stock were
                  issued and outstanding;

                           (v) 2,588,400 shares of BrightLane Common Stock duly
                  reserved for future issuance pursuant to outstanding options; and

                           (vi) no shares of BrightLane Common Stock duly
                  reserved for future issuance pursuant to outstanding warrants.

                  No shares of BrightLane Common Stock are held in the treasury of BrightLane;

         All of the issued and outstanding shares of BrightLane Capital Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective BrightLane Shareholders as set forth on Section 4.7 of the BrightLane Disclosure Schedule. Other than as contemplated in Section 2.11 hereof or as set forth on Section 4.7 of the BrightLane Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require BrightLane to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to any capital stock of BrightLane. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of BrightLane, except as set forth on Section 4.7 of the BrightLane Disclosure Schedule. No classes of capital stock or other securities of BrightLane (including without limitation, bonds, debentures, notes or indebtedness) other than BrightLane Common Stock and the BrightLane Series A Preferred Shares, Series B Shares and Series C Preferred Shares has a right to vote on the transactions contemplated herein.

         4.8 TITLE TO ASSETS. Except as set forth on Section 4.8 of the BrightLane Disclosure Schedule, BrightLane has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests.

         4.9 FINANCIAL STATEMENTS. In Section 4.9 of the BrightLane Disclosure Schedules are the following financial statements (collectively the "BrightLane Financial Statements"): (i) unaudited consolidated balance sheets and statements of income, changes in shareholders' equity, and cash flow as of and for the fiscal year ended December 31, 2000 (the "BrightLane Most Recent Fiscal Year End"); and (ii) unaudited consolidated and balance sheets and statements of income and cash flow (the "BrightLane Most Recent Financial Statements") as of and for the month ended January 31, 2001 (the "BrightLane Most Recent Fiscal Month End") which audited and unaudited financials shall be delivered as soon as possible within the 20 day due diligence period set forth in Section 5.8 hereof. The BrightLane Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of BrightLane as of such dates and the results of operations of BrightLane for such periods, are correct and complete in all material respects, and are consistent with the books and records of BrightLane.

         4.10 REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS. None of the information supplied or to be supplied by BrightLane for inclusion or incorporation by reference in (i) the Form S-4 Registration Statement (as defined in Section 5) will, at the time the Form S-4 Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement/Prospectus will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation or warranty is made by BrightLane with respect to statements made or incorporated by reference therein based on information supplied by TeamStaff for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

         4.11 EVENTS SUBSEQUENT TO BRIGHTLANE MOST RECENT FINANCIAL STATEMENTS. Since BrightLane Most Recent Fiscal Month End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of BrightLane. Without limiting the generality of the foregoing, since that date:

                  (i) BrightLane has not sold, leased, transferred, or assigned any of its assets, tangible or intangible;

                  (ii) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, BrightLane has not entered into any agreement, contract (including, without limitation, employment agreements), lease, or license (or series of related agreements, contracts, leases, and licenses) but in no event exceeding $50,000 in consideration or liabilities outside the Ordinary Course of Business;

                  (iii) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, no party (including BrightLane) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which BrightLane is a party or by which any of them is bound;

                  (iv) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule. BrightLane has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  (v) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, BrightLane has not made any capital expenditure (or series of related capital expenditures);

                  (vi) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, BrightLane has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

                  (vii) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, BrightLane has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

                  (viii) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, BrightLane has not delayed or postponed the payment of accounts payable and other Liabilities;

                  (ix) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, BrightLane has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) involving more than $25,000 singly or $50,000 in the aggregate;

                  (x) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, BrightLane has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (xi) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, there has been no change made or authorized in the charter or bylaws of BrightLane or any of its Subsidiaries;

                  (xii) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, BrightLane has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (xiii) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, BrightLane has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock or made any distribution of any kind to its shareholders;

                  (xiv) BrightLane has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xv) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, BrightLane has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees.

                  (xvi) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, BrightLane has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvii) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, BrightLane has not granted any increase in the compensation of any of its directors, officers, and employees;

                  (xviii) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, BrightLane has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xix) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, BrightLane has not made any other change in employment terms for any of its directors, officers, and employees;

                  (xx) BrightLane has not made or pledged to make any charitable or political contribution in excess of an aggregate of $5,000;

                  (xxi) Except as set forth on Section 4.11 of the BrightLane Disclosure Schedule, there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business; and

                  (xxii) BrightLane has not committed to any of the foregoing.

         4.12     ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
Section 4.12 of the BrightLane Disclosure Schedule, BrightLane has, to its Knowledge, no Liability (and, to its Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), other than: (i) Liabilities set forth or adequately provided for in the BrightLane Most Recent Financial Statements or (ii) Liabilities which have arisen after the BrightLane Most Recent Financial Statements in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) but in no event in excess of $50,000 individually or $300,000 in the aggregate or (iii) expenditures outside the Ordinary Course of Business, which may not exceed $50,000 individually or $300,000 in the aggregate.

         4.13     COMPLIANCE

                  (i) To its Knowledge, BrightLane has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) except where such non-compliance has not and would not have a BrightLane Material Adverse Effect on its business or operations, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. BrightLane holds all licenses and permits, required to be held by it under the laws all jurisdictions in which it operates in order to operate its business as currently operated and BrightLane has not received any notice, written or otherwise, of the initiation of proceedings to revoke any such license or permit, except where such failure to hold any such licenses or permits would not have a BrightLane Material Adverse Effect. Section
         4.13 of the BrightLane Disclosure Schedule sets forth the names of those states in which BrightLane operates.

                  (ii) BrightLane has not, since its incorporation, entered into a memorandum of understanding, consent decree or similar instrument with any governmental agency or has been the subject of any investigation or legal proceeding, which could have a material adverse effect on its business or operations.

                  (iii) Neither BrightLane nor any of respective officers, directors, employees or agents, has directly or indirectly: (a) offered or paid any amount to, or made any financial arrangement with, any of the accounts in order to promote business from such accounts, other than standard pricing or discount arrangements consistent with proper business practices; (b) given, or agreed to give, or is aware that there has been made, or that there is an agreement to make, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any current account or supplier, source of financing, landlord, sub-tenant, licensee or anyone else; or (c) made, or has agreed to make, any payments to any person with the intention or understanding that any part of such payment was to be used directly or indirectly for the benefit of any current account or employee, supplier or landlord of such current account, or for any purpose other than that reflected in the documents supporting the payments.

                  (iv) BrightLane is in compliance with, and are not in default or violation of, (a) its

         Certificate of Incorporation and Bylaws, (b) any Law or Order or by which any of its assets or properties are bound or affected and (c) the terms of all notes, bonds, mortgages, indentures, Contracts, permits, franchises and other instruments or obligations to which it is a party or by which it is or any of its assets or properties are bound or affected, except, in the case of clauses (b) and (c), for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a BrightLane Material Adverse Effect. BrightLane is in compliance with the terms of all Approvals, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a BrightLane Material Adverse Effect. Except as set forth in the BrightLane Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to have a BrightLane Material Adverse Effect, BrightLane has not received notice of any revocation or modification of any Approval of any federal, state, local or foreign Governmental Authority that is material to BrightLane.

         4.14 LITIGATION. Except as set forth on Section 4.14 of the BrightLane Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Knowledge of BrightLane, threatened against BrightLane or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a BrightLane Material Adverse Change. Except as set forth on Schedule 4.14 of the BrightLane Disclosure Schedule, there is no judgment, decree or order against BrightLane or, to the Knowledge of BrightLane, any of its directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to result in a BrightLane Material Adverse Change.

         4.15 TAX MATTERS. Except as set forth on Section 4.15 of the BrightLane Disclosure Schedule:

                  (i) BrightLane has filed all Tax Returns that it was required to file , and has paid all Taxes shown on such Tax Returns as owing, except where the failure to file Tax Returns or to pay Taxes would not have a Material Adverse Effect. All such Tax Returns were correct and complete in all material respects. All Taxes owed by BrightLane (whether or not shown on any Tax Return) have been paid. BrightLane currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has been made within the last three
         (3) years by an authority in a jurisdiction where BrightLane does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of BrightLane that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) BrightLane has withheld and paid all Taxes required to have been withheld (including payroll and related taxes) and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

                  (iii) Except as set forth on Section 4.15(iii) of the BrightLane Disclosure Schedule, there is no dispute or claim concerning any Tax Liability of BrightLane either (A) claimed or raised by any authority in writing or (B) as to which BrightLane and the directors or officers (and employees responsible for Tax matters) of BrightLane has Knowledge based upon personal contact with any agent of such authority.
         Section 4.15 of the BrightLane Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to BrightLane for taxable periods ended on or after December 31, 1999, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. BrightLane has delivered to TeamStaff correct and complete copies of all federal and state income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by BrightLane since December 31, 1999.

                  (iv) BrightLane has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) BrightLane has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. BrightLane has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. BrightLane has not been, and is not, a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). BrightLane has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. BrightLane is not a party to any Tax allocation or sharing agreement. BrightLane (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group consisting of only BrightLane) (B) has no Liability for the Taxes of any Person (other than any of BrightLane) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) The unpaid Taxes of BrightLane (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and
         (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with GAAP.

         4.16 EMPLOYEES. To the Knowledge of the directors and officers (and employees with responsibility for employment matters) of BrightLane, no executive, key employee, or group of employees has any plans to terminate employment with BrightLane. BrightLane is not a party to or bound by any collective bargaining agreement, nor has experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. BrightLane has not committed any unfair labor practice. None of the directors and officers (and employees with responsibility for human resource matters) has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of BrightLane.

         4.17     EMPLOYEE BENEFITS

         (i) Section 4.17 of the BrightLane Disclosure Schedule lists each Employee Benefit Plan that BrightLane sponsors for the benefit of or to which BrightLane contributes on behalf as a Plan Sponsor, for the benefit of the employees of BrightLane (individually, a "BrightLane Plan" and collectively, the "BrightLane Plans"), and except as set forth on Section
4.17 of the BrightLane Disclosure Schedule:

                           (a) Each BrightLane Plan (and each related trust,
                  insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable Laws.

                           (b) All required reports and descriptions (including
                  Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such TeamStaff Plan that is an Employee Welfare Benefit Plan.

                           (c) All contributions (including all employer
                  contributions and employee salary reduction contributions) which are due have been paid to each such BrightLane Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each BrightLane Plan or accrued in accordance with GAAP. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such BrightLane Plan which is an Employee Welfare Benefit Plan.

                           (d) Each BrightLane Plan which is an Employee Pension
                  Benefit Plan has received, within the last two years, a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Sec. 401 (a).

                           (e) BrightLane does not currently sponsor or
                  contribute to, or has ever sponsored or contributed to, any Employee Benefit Plan that is subject to Title IV of ERISA.

                           (f) BrightLane has delivered to TeamStaff correct and
                  complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each BrightLane Plan.

         (ii) No Prohibited Transactions have occurred with respect to any BrightLane Plan and no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any BrightLane Plan. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any BrightLane Plan (other than routine claims for benefits) is pending or, to the Knowledge of BrightLane, threatened. No officer, director or employee with responsibility for ERISA matters has any Knowledge of any Basis for any such action, suit, proceeding, hearing or investigation.

                           (a) No such BrightLane Plan which is an Employee
                  Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of BrightLane threatened.

                           (b) There have been no Prohibited Transactions with
                  respect to any such BrightLane Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such BrightLane Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such BrightLane Plan (other than routine claims for benefits) is pending or to the Knowledge of BrightLane, threatened.

                           (c) BrightLane has not incurred, nor has BrightLane
                  (or any officer with responsibility for ERISA matters) any Knowledge of any circumstances that might reasonably be expected to result in BrightLane incurring, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such BrightLane Plan which is an Employee Pension Benefit Plan.

         (iii) BrightLane has never contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

         (iv) BrightLane does not maintain or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

         4.18 CONTRACTS. Section 4.18 of the BrightLane Disclosure Schedule lists the following contracts and other agreements to which BrightLane is a party:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

                  (ii) any agreement (or group of related agreements) for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to any of BrightLane in excess of $50,000, or involve consideration in excess of $50,000;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any agreement with BrightLane Shareholders and their Affiliates;

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (viii) any collective bargaining agreement;

                  (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

                  (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

                  (xi) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of BrightLane; or

                  (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

BrightLane has delivered to TeamStaff a correct and complete copy of each written agreement listed in Section 4.18 of the BrightLane Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4.18 of the BrightLane Disclosure Schedule. With respect to each such agreement and except for matters which would not have a Material Adverse Effect on BrightLane taken as a whole: (A) as regards BrightLane the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) as regards BrightLane the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to the Knowledge of BrightLane, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Knowledge of BrightLane, no party has repudiated any provision of the agreement.

         4.19     ENVIRONMENT, HEALTH, AND SAFETY.

         (i) To the Knowledge of BrightLane, BrightLane and its respective predecessors and Affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, BrightLane and its respective predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

         (ii) To the Knowledge of BrightLane, BrightLane has no Liability (and BrightLane, and its predecessors and Affiliates has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of BrightLane giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of, or personal injury to, any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

         (iii) To the Knowledge of BrightLane, all properties and equipment used in the business of BrightLane, and their respective predecessors and Affiliates, have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

         4.20 REAL PROPERTY INTERESTS. Section 4.20 of the BrightLane Disclosure Schedule lists and describes briefly all real property leased or subleased to BrightLane. BrightLane has delivered to TeamStaff correct and complete copies of the leases and subleases listed on Section 4.20 of the BrightLane Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4.20 of the BrightLane Disclosure Schedule, except for matters that do not have a BrightLane Material Adverse
Effect:

                  (i) as regards BrightLane the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                  (ii) as regards BrightLane the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (iii) no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                  (iv) no party to the lease or sublease has repudiated any provision thereof;

                  (v) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                  (vi) as regards BrightLane with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                  (vii) BrightLane has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                  (viii) to BrightLane's Knowledge, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                  (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                  (x) to BrightLane's Knowledge, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

         4.21     INTELLECTUAL PROPERTY

                  (i) BrightLane owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of BrightLane as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by BrightLane immediately prior to the Closing hereunder will be owned or available for use by such TeamStaff on identical terms and conditions immediately subsequent to the Closing hereunder, except as set forth on Section 4.21. BrightLane has taken all reasonably necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) Except as set forth in Section 4.21 of the BrightLane Disclosure Schedule, BrightLane has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither BrightLane nor the directors and officers (and employees with responsibility for Intellectual Property matters) of BrightLane has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that BrightLane must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of BrightLane and the directors and officers (and employees with responsibility for Intellectual Property matters) of BrightLane, except as set forth in Section 4.21 of the BrightLane Disclosure Schedule no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of BrightLane.

                  (iii) Section 4.21 of the BrightLane Disclosure Schedule identifies each patent or registration which has been issued to BrightLane with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which BrightLane has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which BrightLane has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). BrightLane has delivered to TeamStaff correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to TeamStaff correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4.21(c) of BrightLane Disclosure Schedule also identifies each trade name or unregistered trademark used by BrightLane in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4.21(c) of BrightLane Disclosure Schedule, except for matters which would not have a BrightLane Material Adverse
         Effect:

                           (A) BrightLane possesses all right, title, and
                  interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (B) The item is not subject to any outstanding
                  injunction, judgment, order, decree, ruling, or charge;

                           (C) No action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of BrightLane is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D) BrightLane has never agreed to indemnify any
                  Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (iv) Section 4.21(iv) of BrightLane Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that BrightLane uses pursuant to license, sublicense, agreement, or permission. BrightLane have delivered to TeamStaff correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4.21(i) of the BrightLane Disclosure Schedule, except for matters which would not have a BrightLane Material Adverse Effect:

                           (A) the license, sublicense, agreement, or permission
                  covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (B) the license, sublicense, agreement, or permission
                  will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                           (C) no party to the license, sublicense, agreement,
                  or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) no party to the license, sublicense, agreement,
                  or permission has repudiated any provision thereof;

                           (E) with respect to each sublicense, the
                  representations and warranties set forth in subsections (A) through (D) above are materially true and correct with respect to the underlying license;

                           (F) the underlying item of Intellectual Property is
                  not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (G) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of BrightLane and the directors and officers (and employees with responsibility for Intellectual Property matters) of BrightLane, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (H) BrightLane has not granted any sublicense or
                  similar right with respect to the license, sublicense, agreement, or permission.

                  (v) To the Knowledge of BrightLane, the use by BrightLane of its respective Intellectual Property does not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continue operation of its business as presently conducted.

         4.22 TANGIBLE ASSETS. Except as set forth on Section 4.22 of the BrightLane Disclosure Schedule, BrightLane owns or leases all buildings, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used with such exceptions as would not have a BrightLane Material Adverse Effect.

         4.23 NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of BrightLane are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and to the Knowledge of BrightLane will be collected in accordance with their terms at their recorded amounts subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with GAAP.

         4.24 POWERS OF ATTORNEY. Section 4.24 of the BrightLane Disclosure Schedule sets forth outstanding powers of attorney executed on behalf of BrightLane.

         4.25 BROKERS' FEES. BrightLane has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, and there are no other fees or commissions, except for the fees payable to The Robinson-Humphrey Company, Inc., for a fairness opinion for which fees BrightLane shall bear sole responsibility.

         4.26 GUARANTEES. BrightLane is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         4.27     INVESTMENT.  Intentionally omitted.

         4.28 INSURANCE. Section 4.28 of the BrightLane Disclosure Schedule contains each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which BrightLane has been a party, a named insured, or otherwise the beneficiary of coverage at any time since its inception.

                  (i) With respect to each such insurance policy and except for matters which would not have a BrightLane Material Adverse Effect: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither BrightLane nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. BrightLane has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

                  (ii) BrightLane has continuously maintained in effect since the commencement of its business, without lapse or suspension, insurance policies which have provided its employees with worker's compensation insurance or similar occupational accident coverage insurance.

                  (iii) To BrightLane's Knowledge, all claims of any kind or nature accrued or made by BrightLane's employees or others as of the Closing Date which could have a BrightLane Material Adverse Effect are fully insured under policies of workers' compensation and employee related insurance (except for applicable deductibles) which have been maintained by BrightLane as indicated in Section 4.28 of the BrightLane Disclosure Schedule.

                  (iv) BrightLane has never maintained any loss sensitive insurance program, including, without limitation, any retrospectively rated or minimum premium or self-insured insurance programs.

         4.29 CERTAIN BUSINESS RELATIONSHIPS WITH BRIGHTLANE. Except as set forth on Section 4.29 of the BrightLane Disclosure Schedule, none of BrightLane Shareholders or their Affiliates has been involved in any business arrangement or relationship with BrightLane within the past 12 months, and BrightLane Shareholders or their Affiliates owns any asset, tangible or intangible, which is used in the business of BrightLane.

         4.30 DISCLOSURE. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         5.1      GENERAL

         (a) Each of the Parties will use his or its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8 below).

         (b) BrightLane and TeamStaff shall cooperate with one another:

                  (i) in connection with the preparation of the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus;

                  (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority or other third party, is required, or any Approvals or Consents are required to be obtained from parties in connection with the consummation of the transactions contemplated hereby;

                  (iii) in seeking any Approvals or making any filings, including furnishing information required in connection therewith or with the Registration Statement or the Joint Proxy Statement/Prospectus, and seeking timely to obtain any such Approvals, or making any filings;

                  (iv) in connection with the registration and listing with Nasdaq of the TeamStaff Shares.

                  (v) in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value-added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transaction contemplated by this Agreement (the "Conveyance Taxes"), that are required or permitted to be filed on or before the Effective Time.

         5.2 NOTICES AND CONSENTS. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain, any Consents and Approvals in connection with the matters referred to in Sections 3.6 and 4.6 above. Without limiting the generality of the foregoing, TeamStaff will file the Joint Proxy Statement/Prospectus and Form S-4 Registration Statement pursuant to the rules and regulations of the SEC and BrightLane shall provide to TeamStaff all required financial statements and other information regarding BrightLane for inclusion therewith.

         5.3 OPERATION OF BUSINESSES. Except as contemplated by this Agreement, neither BrightLane nor TeamStaff will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, neither BrightLane nor TeamStaff will:

         (a) amend or otherwise change their respective Certificates or Articles of Incorporation or bylaws or equivalent organizational document or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Party;

         (b) except as contemplated under Section 2.10 herein, issue, grant, sell, transfer, deliver, pledge, promise, dispose of or encumber, or authorize the issuance, grant, sale, transfer, deliverance, pledge, promise, disposition or encumbrance of, any shares of capital stock of any class (common or preferred), or any options (other than stock options under the stock option plans granted to employees consistent with past practice in order to continue employee recruitment and retention as mutually and reasonably determined by TeamStaff and BrightLane) warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest (except for the issuance of Common Stock issuable pursuant to the exercise of outstanding options or warrants); adopt, ratify or effectuate a shareholders' rights plan or agreement; or redeem, purchase or otherwise acquire, directly or indirectly, any capital stock;

         (c) except as contemplated under Section 2.10 herein, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock; split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; or amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries; or propose to do any of the foregoing;

         (d) sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of (in whole or in part), or create, incur, assume or subject any Lien on, any of the assets (including any Intellectual Property), except for the sale of goods, licenses of Intellectual Property involving annual revenue, payments or liabilities of less than $100,000 or having a term of less than one year, and dispositions of other immaterial assets, in any case, in the Ordinary Course of Business and in a manner consistent with past practice;

         (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

         (f) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or organize any corporation, limited liability company, partnership, joint venture, trust or other entity or any business organization or division thereof; incur any indebtedness for borrowed money or issue any debt securities or any warrants or rights to acquire any debt security or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or, except as contemplated under Section 2.10 herein, or make any loans, advances or enter into any financial commitments; or authorize or make any capital expenditures which are, in the aggregate, in excess of $100,000, other than as contemplated herein; provided, however, TeamStaff may make loans to its officers or directors solely to allow such officers or directors to exercise outstanding stock options;

         (g) change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by a change in Law or GAAP used by it;

         (h) revalue in any material respect any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

         (i) (1) other than in the Ordinary Course of Business, enter into any agreement that if entered into prior to the date hereof would be a material contract; (2) modify, amend in any material respect, transfer or terminate any Material Contracts or waive, release or assign any rights or claims thereto or thereunder; (3) enter into or extend any lease with respect to Real Property with any third party; (4) modify, amend or transfer in any way or terminate any material contracts, standstill or confidentiality agreement with any third party, or waive, release or assign any rights or claims thereto or thereunder; or (5) other than as contemplated by the Cross Marketing Agreement between TeamStaff and First Union Corporation, enter into, modify or amend any Contract to provide exclusive rights or obligations;

         (j) make any material Tax election other than an election in the ordinary course of business consistent with the past practices of BrightLane or settle or compromise any federal, state, local or foreign income tax Liability or agree to an extension of a statute of limitations;

         (k) fail to file any Tax Returns when due (or, alternatively, fail to file for available extensions) or fail to cause Tax Returns when filed to be complete and accurate in all material respects;

         (l)      fail to pay any Taxes or other material debts when due;

         (m) pay, discharge, satisfy or settle any material Litigation or waive, assign or release any material rights or claims;

         (n) other than employment agreements to be entered into by TeamStaff at Closing with Donald Kappauf and Donald Kelly, engage in, enter into or amend any Contract, transaction, indebtedness or other arrangement with, directly or indirectly, any director, officer, stockholder or other Affiliate, except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses;

         (o) fail to maintain in full force and effect all programs of self-insurance and insurance, as the case may be, currently in effect;

         (p) fail to make in a timely manner any filings required to be made with the SEC required under the Securities Act or the Exchange Act or the rules or regulations promulgated thereunder; or

         (q) authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into or amend any Contract or arrangement to do any of the foregoing.

         5.4 PRESERVATION OF BUSINESS. Each Party will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with worksite employers, lessors, licensors, suppliers, customers and employees.

         5.5 FULL ACCESS. Each party will permit representatives of the other parties to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of BrightLane or TeamStaff, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to BrightLane or TeamStaff.

         5.6 NOTICE OF DEVELOPMENTS. The Parties shall notify the other Parties in writing of any development causing a breach of any of the representations and warranties contained in this Agreement. Unless the Party receiving such notice objects to such development and exercises that right within the period of 10 business days, the written notice pursuant to this
Section 5.6 will be deemed to have amended the applicable disclosure schedule, to have qualified the representations and warranties contained in this Agreement, and to have cured any misrepresentation or breach of warranty that otherwise might have existed under this Agreement by reason of the development.

         5.7 PREPARATION OF JOINT PROXY STATEMENT/PROSPECTUS & SHAREHOLDERS' MEETINGS.

         (a) (i) As promptly as reasonably practicable following the date hereof, TeamStaff and BrightLane shall cooperate in preparing and shall cause to be filed with the SEC mutually acceptable proxy materials in accordance with SEC rules and regulations (including, without limitation, delivery by each Party of financial statements in accordance with Regulation S-X) which shall constitute the proxy statement/prospectus relating to the matters to be submitted to the BrightLane at the BrightLane Shareholders Meeting and to the TeamStaff stockholders at the TeamStaff Shareholders Meeting (such joint proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and TeamStaff shall prepare and file with the SEC a registration statement on Form S-4 ("Form S-4 Registration Statement) (of which the Joint Proxy Statement/Prospectus shall be a part) with respect to the issuance of TeamStaff Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "Form S-4"). TeamStaff shall use its reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 Registration Statement declared effective by the SEC and to keep the Form S-4 Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. TeamStaff shall, as promptly as practicable after receipt thereof, provide BrightLane with copies of any written comments and advise BrightLane of any oral comments with respect to the Joint Proxy Statement/Prospectus or Form S-4 Registration Statement received from the SEC. Each party shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the TeamStaff Joint Proxy Statement/Prospectus and the Form S-4 Registration Statement prior to filing such with the SEC, and TeamStaff will provide BrightLane with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 Registration Statement shall be made without the approval of each party, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Form S-4 Registration Statement or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. TeamStaff shall use its reasonable best efforts to take any action required to be taken under any applicable state securities laws in connection with the Merger and each party shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action. TeamStaff will advise BrightLane promptly after it receives notice thereof, of the time when the Form S-4 Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the TeamStaff Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Effective Time any information relating to either of the parties, or their respective affiliates, officers or directors, should be discovered by either party which should be set forth in an amendment or supplement to any of the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of BrightLane and TeamStaff.

                  (ii) LETTER OF BRIGHTLANE'S ACCOUNTANTS. BrightLane shall use its reasonable best efforts to cause to be delivered to TeamStaff a letter of Deloitte & Touche LLP, dated a date within two business days before the date of the Joint Proxy/ Registration Statement, and addressed to TeamStaff, in form and substance reasonably satisfactory to TeamStaff and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

                  (iii) LETTER OF TEAMSTAFF'S ACCOUNTANTS. TeamStaff shall use its reasonable best efforts to cause to be delivered to BrightLane a letter of Arthur Andersen LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to TeamStaff, in form and substance reasonably satisfactory to TeamStaff and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

                  (iv) RECEIPT OF INVESTMENT BANKING FAIRNESS OPINION. Notwithstanding anything in this Section 5.7 to the contrary, neither TeamStaff nor BrightLane shall be required to file the Joint Proxy Statement/Prospectus with the SEC prior to the date that each receives a fairness opinion, in form and substance satisfactory to it from their respective investment bankers, regarding the fairness of the transaction to the shareholder of the respective party.

         (b) Subject to receipt by BrightLane of a fairness opinion from its investment banker as to the fairness from a financial point of view of the Merger Consideration and adoption by the BrightLane Board of Directors of resolutions approving the Merger as fair to and in the best interests of the BrightLane Shareholders, BrightLane shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the date upon which the Form S-4 Registration Statement becomes effective (the "BrightLane Stockholders Meeting") for the purpose of recommending to, and obtaining the approval of, the BrightLane Shareholders in accordance with the OGCA and its Articles of Incorporation ("Required BrightLane Vote") with respect to the transactions contemplated by this Agreement and shall use all reasonable best efforts to solicit the adoption of this Agreement by the Required BrightLane Vote and the Board of Directors of BrightLane shall recommend adoption of this Agreement by the stockholders of BrightLane (the "BrightLane Recommendation"). Following delivery of the Joint Proxy Statement/Prospectus, the Board of Directors of BrightLane shall not (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) such recommendation in any manner adverse to TeamStaff or (y) take any other action or make any other statement in connection with the BrightLane Stockholders Meeting inconsistent with such recommendation. This Agreement shall be submitted to all of the holders of BrightLane Capital Stock entitled to vote at the BrightLane Stockholders Meeting for the purpose of adopting this Agreement.

         (c) Subject to receipt by TeamStaff of a fairness opinion from its investment banker as to the fairness from a financial point of view of the Merger, TeamStaff shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the date upon which the Form S-4 Registration Statement becomes effective (the "TeamStaff Stockholders Meeting") for the purpose of recommending to, obtaining the approval of, its shareholders in accordance with the New Jersey Business Corporation Act ("NJBCA") and its Certificate of Incorporation ("Required TeamStaff Vote") with respect to the transactions contemplated by this Agreement. Unless it is permitted to make a Change in TeamStaff Recommendation (as defined below) pursuant to Section (g), following delivery of the Joint Proxy Statement/Prospectus, the Board of Directors of TeamStaff shall use all reasonable best efforts to solicit the adoption of this Agreement by the Required TeamStaff Vote; and the Board of Directors of TeamStaff shall recommend adoption of this Agreement by the stockholders of TeamStaff (the "TeamStaff Recommendation") and shall not (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to BrightLane such recommendation or (y) take any other action or make any other statement in connection with the TeamStaff Stockholders Meeting inconsistent with such recommendation (a "Change in TeamStaff Recommendation"), except as and to the extent expressly permitted by Section (g).

         (d) Subject to receipt by TeamStaff of a fairness opinion from its investment banker as to the fairness from a financial point of view of the Merger Consideration, and approval by the TeamStaff Board of Directors of resolutions approving the Merger as fair to and in the best interests of the TeamStaff shareholders, the Board of Directors of TeamStaff shall recommend that TeamStaff's shareholders approve the Merger and the issuance of shares of TeamStaff Common Stock in connection with the Merger at the TeamStaff Shareholders' Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of TeamStaff has recommended that TeamStaff's shareholders approve the Merger and the issuance of shares at the TeamStaff Shareholders' Meeting; and (iii) subject to receipt by TeamStaff of a Superior Proposal, as defined in clause (g) below, neither the Board of Directors of TeamStaff nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to BrightLane, the recommendation of the Board of Directors of TeamStaff that TeamStaff's shareholders approve such issuance of shares.

         (e) BrightLane and TeamStaff shall each use their commercially reasonable efforts to cause the BrightLane Stockholders Meeting and the TeamStaff Stockholders Meeting to be held on the same date.

         (f) Each of BrightLane and TeamStaff shall use their reasonable best efforts to cause the persons and entities set forth on Schedule 5.7(f) to execute agreements in the form of Exhibit F annexed hereto pursuant to which such persons shall agree to vote all shares of capital stock of BrightLane or TeamStaff, as the case may be, in favor of the Merger and the transactions contemplated herein.

         (g) (i) Each of TeamStaff and BrightLane agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its commercially reasonable efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly,
(A) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Subsidiaries or any purchase or sale of 20% or more of the consolidated assets (including, without limitation, stock of its Subsidiaries) of it and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its voting securities that, if consummated, would result in any person (or the stockholders of such person) beneficially owning securities representing 20% or more of its total voting power (or of the surviving parent entity in such transaction) or any of its Subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by the other party to this Agreement or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"), (B) have any discussions with or provide any confidential information or data to any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (C) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (D) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or propose or agree to do any of the foregoing.

         (ii) Notwithstanding anything in this Agreement to the contrary, TeamStaff and its respective Board of Directors shall be permitted to (A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, (B) effect a Change in TeamStaff Recommendation (a "Change in Recommendation"), or (C) engage in any discussions or negotiations with, or provide any confidential information or data to, any person in response to an unsolicited bona fide written Acquisition Proposal by any such person first made after the date of this Agreement, if and only to the extent that, in any such case referred to in clause (B) or (C):

                  (1) TeamStaff's meeting to vote on the adoption of this Agreement shall not have occurred,

                  (2) TeamStaff has complied in all material respects with this
         Section 5.7,

                  (3) TeamStaff's Board of Directors, after consultation with outside counsel, determines in good faith that failure to take such action would likely be inconsistent with its fiduciary duties under applicable law,

                   (4) in the case only of clause (B) above, (I) TeamStaff has received an unsolicited bona fide written Acquisition Proposal from a third party and its Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined below) (after giving effect to all of the concessions which may be offered by the other party to this Agreement pursuant to clause (III) below), (II) TeamStaff has notified BrightLane at least five business days in advance of its intention to effect a Change in Recommendation, specifying the material terms and conditions of such Superior Proposal and furnishing to the other party to this Agreement a copy of any relevant proposed transaction agreements with the party making such Superior Proposal and any other material documents received by it or its representatives, and (III) prior to effecting such a Change in Recommendation, TeamStaff has, and has caused its financial and legal advisors to, negotiate with BrightLane in good faith to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal, (v) in the case only of clause (C) above, its Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, and prior to providing any information or data to any person in connection with an Acquisition Proposal by any such person, its Board of Directors receives from such person an executed confidentiality agreement having provisions that are no less favorable to the party providing such information than those contained in the confidentiality agreement in effect between TeamStaff and BrightLane, and

                  (5) TeamStaff notifies BrightLane as promptly as practicable (and in any event within 24 hours of providing any confidential information or data to any person or entering into discussions or negotiations with any person), of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the identity of such person and the material terms and conditions of any inquiries, proposals or offers (including a copy thereof if in writing and any related available documentation or correspondence). TeamStaff and BrightLane agrees that it will promptly keep the other party informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations.

         (iii) Each of TeamStaff and BrightLane agrees that (A) it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal, (B) it will immediately cease and cause its Subsidiaries, and its and their officers, directors, agents, representatives and advisors, to cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal, and (C) it will not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party with respect to any Acquisition Proposal. Each of TeamStaff and BrightLane agrees that it will use reasonable best efforts to promptly inform its respective directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 5.7

         (iv) Nothing in this Section 5.7 shall (x) permit either party to terminate this Agreement or (y) affect any other obligation of the parties under this Agreement. Neither party shall submit to the vote of its stockholders any Acquisition Proposal other than the Merger.

         (v) For purposes of this Agreement, "Superior Proposal" means a bona fide written Acquisition Proposal which the Board of Directors of TeamStaff concludes in good faith, after consultation with its financial advisors and legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any termination fees, expense reimbursement provisions and conditions to consummation) (A) is more favorable to the stockholders of TeamStaff from a financial point of view, than the transactions contemplated by this Agreement and (B) is fully financed or a substantial probability exists that it can be fully financed and otherwise reasonably capable of being completed on the terms proposed; provided that, for purposes of the definition of "Superior Proposal," the term Acquisition Proposal shall have the meaning assigned to such term in Section 5.7(g)(i), except that the reference to "20% or more" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "a majority" and "Acquisition Proposal" shall only be deemed to refer to a transaction involving the acquisition of the right to vote a majority of the voting securities of TeamStaff.

         (vi) Any public disclosure (other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14-9(f) under the Exchange Act) made pursuant to clause (A) of Section 5.7(g)(ii) shall be deemed to be a Change in Recommendation unless the Board of Directors of the party making such disclosure expressly reaffirms the TeamStaff Recommendation or BrightLane Recommendation, as the case may be.

         5.8      CONTINUING DUE DILIGENCE AND DISCLOSURE SCHEDULE DELIVERY

         (i) Both BrightLane and TeamStaff shall have the period commencing on the date of this Agreement and ending on the Deadline Date twenty (20) business days after signing to continue and complete their due diligence review of each other. Each Party shall cooperative in good faith with such continuing investigation. If at any time either BrightLane or TeamStaff shall determine, in good faith that they are not satisfied with the results of their due diligence for any reason, they may, but are not required to, of their election immediately give notice ("Diligence Notice") to terminate the Merger and this Agreement pursuant to Section 10 without further obligation or liability to the other. If neither party gives a Diligence Notice on or before the Deadline Date, then no party may thereafter terminate the Merger or this Agreement pursuant to this Section 5.8.

         (ii) For the period commencing on the date of this Agreement and ending on the Deadline Date twenty (20) business days after signing, both BrightLane and TeamStaff shall exercise commercially reasonable efforts to seek and obtain fairness opinions with respect to the transactions contemplated by this Agreement. In the event that a Party is unable to obtain such fairness opinions on or before the Deadline Date, or in the event that the Board of Directors of such Party (after consideration of such fairness opinion) shall determine not to recommend approval of the Merger by such Party's shareholders, then such Party may, by notice to the other Party pursuant to Section 10, terminate the Merger and this Agreement without further obligation or liability to the other.

         (iii) Each of BrightLane and TeamStaff shall deliver their respective Disclosure Schedule to the other party within 5 business days of the date hereof and the Parties shall use their reasonable best efforts to deliver the TeamStaff Voting Agreements and BrightLane Voting Agreements within 20 days of the date hereof.

6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

         6.1 GENERAL. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below). BrightLane acknowledges and agrees that from and after the Closing, TeamStaff will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to BrightLane; provided, however, that after Closing, TeamStaff shall provide the BrightLane Shareholders with reasonable access to and the right to copy such documents, books, records (including Tax records), agreements, and financia1 data where the BrightLane Shareholders have a legitimate purpose, including without limitation, in the event of an Internal Revenue Service audit.

         6.2 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving BrightLane, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).

         6.3 TRANSITION. BrightLane will exercise reasonably commercial efforts to assure that none of the BrightLane Shareholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of BrightLane from maintaining the same business relationships with BrightLane after the Closing as it maintained with BrightLane prior to the Closing. BrightLane will refer all customer inquiries relating to the businesses of BrightLane to TeamStaff or the Surviving Corporation from and after the Closing.

         6.4 CONFIDENTIALITY. (i) BrightLane, its officers, directors and employees will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to TeamStaff or destroy, at the request and option of TeamStaff, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that BrightLane, its officers, directors and employees is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such person will notify TeamStaff promptly of the request or requirement so that TeamStaff may seek an appropriate protective order or waive compliance with the provisions of this Section 6.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of such persons, on the advice of counsel, are compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such person may disclose the Confidential Information to the tribunal; provided, however, that the disclosing person shall use his or its reasonable best efforts to obtain, at the reasonable request of TeamStaff, (and at the expense of TeamStaff) an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as TeamStaff shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         (ii) TeamStaff and its Subsidiaries will treat and hold as such all of the Confidential Information regarding BrightLane, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to BrightLane or destroy, at the request and option of BrightLane, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that TeamStaff or any its Subsidiaries is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that TeamStaff will notify BrightLane promptly of the request or requirement so that BrightLane may seek an appropriate protective order or waive compliance with the provisions of this Section 6.4(ii). If, in the absence of a protective order or the receipt of a waiver hereunder, TeamStaff or any of its Subsidiaries is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that TeamStaff and its Subsidiaries may disclose the Confidential Information to the tribunal; provided, however, TeamStaff and its Subsidiaries shall use their reasonable best efforts to obtain, at the reasonable request of BrightLane, (and at the expense of BrightLane) an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as BrightLane shall designate. The foregoing provisions shall not apply to any


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

Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         6.5 COVENANT NOT TO COMPETE. At Closing, BrightLane shall deliver to TeamStaff written agreements from the persons set forth on
Schedule 6.5 annexed hereto whereby each such person agrees that for a period of two years such persons shall not engage directly or indirectly in the businesses conducted by BrightLane or TeamStaff as of the Closing Date; provided, however, that no owner of 1% of the outstanding stock of any publicly held entity shall be deemed to engage in such business solely by reason of such stock ownership. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.5 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         6.6      INDEMNIFICATION; DIRECTORS AND OFFICER INSURANCE.

         (i) From and after the Effective Time, TeamStaff will cause the Surviving Corporation to fulfill and honor in all respects the obligations of BrightLane pursuant to any indemnification agreements between BrightLane and its directors and officers as of the Effective Time (the "Indemnified Parties") and any indemnification or expense advancement provisions under BrightLane's Articles of Incorporation or bylaws as in effect on the date hereof. The Articles of Incorporation and bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification and expense advancement that are at least as favorable to the Indemnified Parties as those contained in the Articles of Incorporation and bylaws of BrightLane as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of BrightLane, unless such modification is required by Law.

         (ii) TeamStaff shall use its commercially reasonable efforts to cause to be maintained for a period of six (6) years from the Effective Time BrightLane's current directors and officers insurance policy (the "BrightLane's D&O Insurance") to the extent that it provides coverage for events occurring prior to the Effective Time for all Persons who are directors and officers of BrightLane on the date of this Agreement, so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid prior to the date of this Agreement (such amount, the "Maximum Premium"). If TeamStaff is unable to obtain such policy, then upon request by any Person who is a current BrightLane officer or director, BrightLane shall use its commercially reasonable efforts to extend coverage under BrightLane's D&O Insurance by obtaining a six-year "tail" policy (provided, that the lump sum payment to purchase such coverage does not exceed three times the Maximum Premium) and such "tail" policy shall satisfy TeamStaff's obligations under this Section 6.6(ii). TeamStaff's obligations under this Section 6.6 shall also be satisfied if TeamStaff's directors and officers insurance provides (or is amended to provide) substantially similar coverage and coverage levels for events occurring prior to the Effective Time for Persons who are directors and officers of BrightLane on the date of this Agreement. If

BrightLane's existing directors and officers insurance expires, is terminated or canceled during such six-year period or a "tail" policy cannot be purchased on the terms set forth above and TeamStaff cannot or determines not to satisfy its obligations under this Section 6.6 pursuant to the preceding sentence, TeamStaff shall use its commercially reasonable efforts to cause to be obtained as much directors and officers insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than BrightLane's D&O Insurance.

         (iii) The provisions of this Section 6.6 are intended to be for the benefit of, and shall be enforceable by, each Person entitled to the benefits hereof and the heirs and representatives of such Person.

         6.7 CONTINUITY OF BUSINESS ENTERPRISE. TeamStaff will continue at least one significant historic business line of BrightLane, or use at least a significant portion of BrightLane's historic business assets in a business, in each case within the meaning of Reg. Section 1,368-1(d), except that TeamStaff may transfer BrightLane's historic business assets (i) to a corporation that is a member of TeamStaff's "qualified group," within the meaning of Reg. Section 1.368-1(d)(4)(ii), or (ii) to a partnership if (A) one or more members of TeamStaff's "qualified group" have active and substantial management functions as a partner with respect to BrightLane's historic business or (B) members of TeamStaff's "qualified group" in the aggregate own an interest in the partnership representing a significant interest in BrightLane's historic business, in each case within the meaning of Reg. Section 1.368-1(d)(r)(ii).

         6.8 CONTINUITY OF INTEREST. Within the meaning of Reg. Section 1.368-1(e), neither TeamStaff nor, to TeamStaff's knowledge, any person "related" to TeamStaff, is obligated nor has any plan or intention to acquire, either before or after the Merger, any BrightLane Capital Stock other than as provided in this Agreement.

         6.9 SUBSTANTIALLY ALL REQUIREMENT. Following the Merger, to the Knowledge of TeamStaff, BrightLane will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by BrightLane immediately prior to the Effective Time, and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by TeamSub immediately prior to the Effective Time. Insofar as this representation is dependent upon actions of BrightLane prior to the Merger, TeamStaff and TeamSub have assumed that BrightLane will take no action prior to the Merger that will cause BrightLane not to hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets immediately prior to the Effective Time. For purposes of this paragraph, cash or other property paid by BrightLane or TeamSub to shareholders, or used by BrightLane or TeamSub to pay reorganization expenses, or distributed by BrightLane or Team Sub with respect to or in redemption of its outstanding stock, other than regular dividends paid in the ordinary course and other than cash or other property transferred by TeamStaff to TeamSub in pursuance of the plan of Merger immediately preceding, or in contemplation of, the Merger are included as assets held by BrightLane and TeamSub immediately prior to the Effective Time. Additionally, TeamStaff has not participated in any plan of BrightLane to effect (i) any distribution with respect to any BrightLane stock (other than regular dividend distributions made in the ordinary course), or (ii) any redemption or acquisition of any BrightLane stock (other than in the Merger).


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

         6.10 RESALE REGISTRATION STATEMENT. Within 30 days of the Closing TeamStaff shall, at its cost and expense, prepare a registration statement on Form S-3 (or Form S-1 if TeamStaff is not then eligible to file on Form S-3) to be filed with the SEC in connection with the resale by the BrightLane Shareholders of the TeamStaff Shares received by the BrightLane Shareholders pursuant to the terms of the Merger (the "Resale Registration Statement") in accordance with the Securities Act. TeamStaff shall use reasonable commercial efforts to respond promptly to any comments, if any, made by the SEC with respect to the Resale Registration Statement and to cause the Resale Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof with the SEC, but in no event later than the date the SEC declares that either (x) it will not review and has no comments to the Resale Registration Statement or
(y) it has no further comments to the Resale Registration Statement. If the Resale Registration Agreement is declared effective under the Securities Act, then TeamStaff shall use reasonable best efforts to prepare and file such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Resale Registration Statement effective for a period of three years from the Closing Date.

7. CERTAIN AGREEMENTS

         7.1 MARKETING AGREEMENT. At or prior to Closing, TeamStaff and First Union Corporation shall enter into a Cross Marketing Agreement substantially in the form attached hereto as Exhibit G.

         7.2 LOCKUP AGREEMENTS. At or prior to Closing, BrightLane shall cause to be delivered to TeamStaff a written agreement, in form and substance reasonably satisfactory to TeamStaff, whereby (i) each holder of BrightLane Capital Stock who (i) owns 1% or more of the BrightLane Common Stock (as determined on a fully diluted basis and who does not exercise appraisal rights in connection with the Merger, and (ii) Stephen Johnson, First Union Private Capital and Nationwide Financial Inc. shall agree not to sell, transfer, pledge, encumber or hypothecate (such event being deemed a "Transfer") any TeamStaff Shares as follows: (A) each person converting or exercising options or warrants into BrightLane Common Stock pursuant to
Section 2.10 hereof shall agree not to sell transfer any TeamStaff Shares for period of two years from the Closing Date and (B) all other BrightLane Shareholders shall agree not to Transfer any TeamStaff Shares, except that 50% of such TeamStaff shares may be Transferred commencing on the 1st anniversary of the Closing Date and the remaining 50% of such TeamStaff Shares may be transferred commencing on the 2nd anniversary date of the Closing Date.

         7.3 RELEASES BY BRIGHTLANE SHAREHOLDERS. Within 20 days of the date hereof, BrightLane shall cause to be delivered from the BrightLane Shareholders whose names appear on Schedule 7.3 annexed hereto to TeamStaff, a general release in the form of Exhibit H.

8.       CONDITIONS TO OBLIGATION TO CLOSE

         8.1 CONDITIONS TO OBLIGATION OF TEAMSTAFF. The obligation of TeamStaff and TeamSub to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

         (a)      BrightLane's representations and warranties set forth in
Section 4 above shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, except as affected by


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

the transactions contemplated hereby and except as has not resulted in or will not constitute a BrightLane Material Adverse Effect.

         (b) BrightLane shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

         (c) BrightLane shall have procured all of the third party Approvals and Consents specified in Sections 4.6 and 5.2 above;

         (d) no action, suit, or proceeding shall be pending or to BrightLane's Knowledge, threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of TeamStaff to own BrightLane Capital Stock and to control BrightLane, or (D) affect adversely the right of BrightLane to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (e) BrightLane shall have delivered to TeamStaff a certificate to the effect that each of the conditions specified above in Section 8.1(a)-(d) is satisfied in all respects;

         (f) TeamStaff and First Union Corporation shall have entered into a Cross Marketing Agreement substantially in the form annexed hereto as Exhibit G;

         (g) TeamStaff shall have received from counsel to BrightLane an opinion in form and substance as set forth in Exhibit G attached hereto, addressed to TeamStaff, and dated as of the Closing Date;

         (h) TeamStaff shall have received properly executed non-competition agreements from the persons required to deliver such agreements as listed on Schedule 6.5.

         (i) TeamStaff shall have received the approval of its shareholders for the transactions contemplated herein in accordance with the Business Corporation Act of New Jersey and the rules of the Nasdaq Stock Market;

         (j) At least 5 business days prior to Closing, TeamStaff shall have received financial statements from BrightLane, prepared in accordance with GAAP, for the fiscal month ending within 30 days of the Closing, which financial statements ("BrightLane Closing Financial Statements") shall not evidence or indicate a BrightLane Material Adverse Change.

         (k) TeamStaff shall have received certified resolutions of the BrightLane Shareholders approving the Merger and evidence satisfactory to TeamStaff that holders of not more than 230,000 shares of BrightLane Common Stock and that no shares of Series B Preferred Stock or Series C Preferred Stock have exercised any appraisal rights under the OCGA or rights to demand any liquidation payments under the terms of any preferred stock.


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

         (l) The Joint Proxy Statement/Prospectus on Form S-4 Registration Statement shall have been declared effective by the SEC in accordance with the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted, or to the Knowledge of TeamStaff, threatened, by the SEC or any state regulatory authority

         (m) BrightLane shall have delivered the Lock-Up Agreements from the holders of BrightLane Capital Stock and are required to deliver a lock-up pursuant to Section 7.2 hereof.

         (n) TeamStaff shall have received a general release from the persons required to deliver such releases as provided in Section 7.3 hereof.

TeamStaff may waive any condition specified in this Section 8.1 if it executes a writing so stating at or prior to the Closing.

         8.2 CONDITIONS TO OBLIGATION OF BRIGHTLANE. The obligation of BrightLane to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

         (a) TeamStaff's and TeamSub's representations and warranties set forth in Section 3 above shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, except as affected by the transactions contemplated hereby and except as has not resulted in or will not constitute a TeamStaff Material Adverse Effect;

         (b) TeamStaff and TeamSub shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

         (c) TeamStaff and TeamSub shall have procured all of the third party Approvals and Consents specified in Sections 3.6 and 5.2 above.

         (d) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (e) TeamStaff shall have delivered to BrightLane a certificate to the effect that each of the conditions specified above in Section 8.2(a)-(d) is satisfied in all respects;

         (f) BrightLane shall have received from counsel to TeamStaff and TeamSub an opinion in form and substance as set forth in Exhibit E attached hereto dated as of the Closing Date;

         (g) The Joint Proxy Statement/Prospectus on Form S-4 Registration Statement shall have been declared effective by the SEC in accordance with the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall


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

have been instituted, or to the knowledge of TeamStaff, threatened, by the SEC or any state regulatory authority

         (h) The TeamStaff Shareholders have entered into a voting agreement substantially in the form annexed hereto as Exhibit F;

         (i) The market value of the shares of TeamStaff Common Stock issued and outstanding immediately prior to consummation of the Merger must be not less than $22.0 million, as determined by reference to the average closing price of the TeamStaff Common Stock for the 10 trading days ending two days prior to Closing.

         (j) The officers and Board of Directors of TeamStaff and the Surviving Corporation described in Section 2.6 hereof shall have been appointed and/or elected to their respective positions as required by Section
2.6 hereof with such appointment or election effective immediately after the Closing.

         (k) BrightLane shall have received the approval of its shareholders for the transactions contemplated hereby in accordance with the OCGA.

BrightLane may waive any condition specified in this Section 8.2 if it executes a writing so stating at or prior to the Closing.

9.       REMEDIES FOR BREACHES OF THIS AGREEMENT

         9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (unless the non-breaching party had received from the breaching party written notice of any misrepresentation or breach of warranty prior to the time of Closing and expressly waived in writing such breach or misrepresentation) and continue in full force and effect until a period of ONE YEAR from the Closing Date ("Survival Period").

         9.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF TEAMSTAFF. In the event that BrightLane breaches (or in the event any third party alleges facts that are ultimately proven or conceded to represent a BrightLane breach) any of its representations, warranties, and covenants contained herein and, if there is an applicable Survival Period pursuant to Section 9.1 above, provided that TeamStaff makes a written claim for indemnification against BrightLane pursuant to Section 9.8 below within the Survival Period, then SUBJECT TO THE INDEMNIFICATION THRESHOLD PROVIDED IN SECTION 9.9 BELOW the BrightLane Shareholders agree to indemnify TeamStaff from and against the entirety of any Adverse Consequences that TeamStaff may suffer through and after the date of the claim for indemnification (including any Adverse Consequences TeamStaff,, may suffer after the end of any applicable Survival Period) resulting from, arising out of, relating to, in the nature of, or caused by the breach. Any liability incurred by the BrightLane Shareholders pursuant to the terms of this Section 9.2 shall be limited to, and paid by, the BrightLane Shareholders to TeamStaff by return and cancellation of the Holdback Shares in accordance with Section 9.6 hereof. The BrightLane Shareholders shall have no liability beyond the value of the TeamStaff Shares held in escrow pursuant to Section 9.6 below.

         9.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BRIGHTLANE SHAREHOLDERS. In the event TeamStaff breaches (or in the event any third party alleges facts that are ultimately proven or conceded to represent a TeamStaff breach) any of its representations, warranties, and covenants contained herein, and, if there is an applicable Survival Period pursuant to Section 9.8 above, provided that BrightLane makes a written claim for indemnification against TeamStaff pursuant to Section 9.7 below within the Survival Period, then, SUBJECT TO THE INDEMNIFICATION THRESHOLD PROVIDED IN SECTION 9.9 BELOW, TeamStaff agrees to indemnify the BrightLane Shareholders from and against the entirety of any Adverse Consequences, that the BrightLane shareholders may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the BrightLane Shareholders may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN ORDER FOR THE BRIGHTLANE SHAREHOLDERS TO INITIATE A CLAIM AND PROVE THEY HAVE SUFFERED ADVERSE CONSEQUENCES ALLOWING INDEMNIFICATION UNDER THIS AGREEMENT, THE BRIGHTLANE SHAREHOLDERS MUST PROVE THAT (I) THE TEAMSTAFF SHARES HAVE DECREASED IN FAIR MARKET VALUE FROM THE DATE OF THE CLOSING AND (II) THE DECREASE IN VALUE MUST BE THE DIRECT CONSEQUENCE OF THE ALLEGED BREACH OF A REPRESENTATION OR WARRANTY BY TEAMSTAFF. Any Liability incurred by TeamStaff pursuant to the terms of this Section 9.7 shall be limited to, and paid by, TeamStaff by release to the BrightLane Shareholders (pro rata in accordance with their receipt of the Merger Consideration) of the TeamStaff Escrow Shares in accordance with Section 9.6 hereof.

         9.4      MATTERS INVOLVING THIRD PARTIES

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly (and in any event within ten business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days (or earlier in the event the underlying Third Party claim requires action) after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the

         Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.4(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably) and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv) In the event any of the conditions in Section 9.4(ii) above fail to be complied with, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9, subject to the limitations set forth in this Section 9.

                  (v) Notwithstanding anything to the contrary contained in this
         Section 9, TeamStaff shall have the right to settle and pay any Third Party Claim if, in the determination of its Board of Directors and counsel, evidenced by written notice to the BrightLane Representative, settlement of the Third Party claim is in the best interests of TeamStaff.

         9.5 DETERMINATION OF ADVERSE CONSEQUENCES. All claims for indemnification payments under this Section 9 shall be made in good faith and although a claim may be made hereunder, no payments shall be made for the benefit of the Indemnified Party until the Indemnified Party has incurred actual out-of pocket expenses; provided, however, in the event TeamStaff has made a claim for indemnification prior to the termination of any applicable Survival Period, no shares held in escrow shall be released from the escrow provided in Section 9 herein until such time as the claim has been resolved and the amount of the claim has been liquidated.

         9.6 ESCROW OF SHARES BY BRIGHTLANE SHAREHOLDERS. As the sole source for the payment of the indemnification obligations of the BrightLane Shareholders under this Section 9, BrightLane authorizes TeamStaff to withhold, and TeamStaff shall withhold, from the delivery of the TeamStaff Shares to the BrightLane Shareholders, for delivery into escrow, pursuant to an Escrow Agreement in the form of Exhibit I annexed hereto, that number of TeamStaff Shares (the "Holdback Shares") for each BrightLane Shareholder as set forth on Schedule 9.6 annexed hereto.

                  (i) HOLDBACK SHARES. The Holdback Shares shall equal an aggregate of 150,000 TeamStaff Shares, which TeamStaff Shares will be withheld at the Closing. Such Holdback

         Shares shall be withheld from the BrightLane Shareholders pro-rata in proportion to the total number BrightLane Shares held by each as set forth on Schedule 9.6. The Holdback Shares shall be registered in the name of the Shareholders' Agent, and shall be held by Continental Stock Transfer & Trust Company (for purposes of this Section 9, the "HOLDBACK AGENT"), and shall constitute the holdback fund (the "HOLDBACK FUND") and to be governed by the terms set forth herein. In the event TeamStaff issues any Additional Holdback Shares, such Additional Holdback Shares will be issued in the name of the Shareholders' Agent and held by the Holdback Agent in the same manner as the Holdback Shares delivered at the Closing. Once released from the Holdback Fund, TeamStaff Shares shall cease to be Holdback Shares.

                  (ii) PAYMENT OF DIVIDENDS; VOTING. Except for Additional Holdback Shares, which shall be treated as Holdback Shares pursuant to this Section 9, any cash dividends, dividends payable in securities, or other distributions of any kind made in respect of the Holdback Shares will be delivered to the Shareholders' Agent on behalf of and for the benefit of the BrightLane Shareholders and promptly remitted to the BrightLane Shareholders. The BrightLane Shareholders shall be entitled to designate, through the Shareholders' Agent, how the Holdback Shares will be voted on any matters to come before the shareholders of TeamStaff, with each BrightLane Shareholder being entitled to direct the voting of its or his pro rata share of such Holdback Shares.

                  (iii) DISTRIBUTION OF HOLDBACK SHARES. At the times provided for in Section 9.6(v), the Holdback Shares shall be released to the BrightLane Shareholders pro rata in proportion to the number of TeamStaff Shares received in the Merger by each unless the Shareholders' Agent shall have instructed the Holdback Agent otherwise in writing, in which case the Holdback Agent shall be entitled to rely upon such instructions. TeamStaff will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. Certificates representing Holdback Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Holdback Fund to the BrightLane Shareholders.

                  (iv) ASSIGNABILITY. No Holdback Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any BrightLane Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such shareholder, prior to the delivery to such BrightLane Shareholder of its or his pro rata portion of the Holdback Fund by the Holdback Agent as provided herein.

                  (v) RELEASE FROM HOLDBACK FUND. Within three (3) business days following expiration of the Survival Period (the "Release Date"), the Holdback Shares will be released from the Holdback Fund to the BrightLane Shareholders less the number of Holdback Shares, if any, with a Fair Market Value equal to the amount of Adverse Consequences set forth in any Indemnification Notice from TeamStaff with respect to any pending but unresolved claim for indemnification. Any Holdback Shares retained in the Holdback Fund as a result of the immediately preceding sentence shall be released to the BrightLane Shareholders or TeamStaff, as appropriate, promptly upon resolution of the related claim for indemnification in accordance with the provisions of this
         Section 9.


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

                  (vi)     BRIGHTLANE SHAREHOLDERS' AGENT.

                           (A) T. Stephen Johnson shall be constituted and appointed jointly as the Shareholders' Agent for and on behalf of BrightLane and the BrightLane Shareholders to give and receive notices and communications, to vote all Holdback Shares and Additional Holdback Shares, to authorize delivery to TeamStaff of TeamStaff Shares from the Holdback Fund in satisfaction of indemnification claims by TeamStaff, to object to such deliveries, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by from time to time upon not less than 10 days' prior written notice, executed by the Shareholders' Agent, to TeamStaff. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from BrightLane and each of the BrightLane Shareholders.

                  (B) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholder' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The BrightLane Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability, or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

                  (C) A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all BrightLane Shareholders for whom TeamStaff Shares otherwise issuable to them are deposited in the Holdback Fund and shall be final, binding, and conclusive upon each such BrightLane Shareholder, and TeamStaff may rely upon any decision, act, consent, or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such BrightLane Shareholder.

         9.7 TEAMSTAFF ESCROW SHARES. As the sole source for the payment of the indemnification obligations of TeamStaff under this Section 9, TeamStaff will be required to deliver into escrow, pursuant to an Escrow Agreement in the form of Exhibit I annexed hereto, (the "TeamStaff Escrow") with the Holdback Agent, 150,000 shares of TeamStaff Common Stock (the "TeamStaff Escrow Shares"), which shall constitute newly issued and outstanding shares of TeamStaff Common Stock, and shall be in addition to the TeamStaff Shares issued as the Merger Consideration.

                                    (i) PAYMENT OF DIVIDENDS; VOTING ON
                  TEAMSTAFF ESCROW SHARES. No dividends or distributions shall accrue with respect to the TeamStaff Escrow Shares and there shall be no voting with respect thereto until the TeamStaff Escrow Shares have been released from the TeamStaff escrow to the BrightLane shareholders.

                           (ii) DISTRIBUTION OF TEAMSTAFF ESCROW SHARES. At the
                  times provided for in Section 9.7(v), the TeamStaff Escrow Shares shall be released to the BrightLane Shareholders pro rata in proportion to the number of TeamStaff Shares received in the


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

                  Merger by each unless the Shareholders' Agent shall have instructed the Holdback Agent otherwise in writing, in which case the Holdback Agent shall be entitled to rely upon such instructions, or to TeamStaff for cancellation. TeamStaff will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons in the event the TeamStaff Escrow shares must be released to BrightLane Shareholders. Certificates representing TeamStaff Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the TeamStaff Escrow to the BrightLane Shareholders.

                           (iii) ASSIGNABILITY. No TeamStaff Escrow Shares or
                  any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any BrightLane Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such shareholder, prior to the delivery to such BrightLane Shareholder of its or his pro rata portion of the TeamStaff Escrow Shares by the Holdback Agent as provided herein.

                           (iv) RELEASE FROM HOLDBACK FUND. TeamStaff Escrow
                  Shares will be released to TeamStaff, subject to any outstanding claims of the BrightLane Shareholders, on the Release Date less the number of TeamStaff Escrow Shares, if any, with a Fair Market Value equal to the amount of Adverse Consequences set forth in any Indemnification Notice from the Shareholder's Agent with respect to any pending but unresolved claim for indemnification. Any TeamStaff Shares retained in the TeamStaff Escrow as a result of the immediately preceding sentence shall be released to the BrightLane Shareholders or TeamStaff, as appropriate, promptly upon resolution of the related claim for indemnification in accordance with the provisions of this Section 9.

                           (v)      TEAMSTAFF AGENT.

                  (A) Donald Kappauf shall be constituted and appointed as TeamStaff's Agent for and on behalf of TeamStaff to give and receive notices and communications, to authorize delivery of TeamStaff Escrow Shares in satisfaction of indemnification claims by BrightLane, to object to such deliveries, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to claims of the BrightLane Shareholders, and to take all actions necessary or appropriate in the judgment of TeamStaff's Agent for the accomplishment of the foregoing. Such agency may be changed by from time to time upon not less than 10 days' prior written notice, executed by TeamStaff's Agent, to the Shareholders' Agent. No bond shall be required of TeamStaff's Agent, and TeamStaff's Agent shall receive no compensation for his services. Notices or communications to or from TeamStaff's Agent shall constitute notice to or from TeamStaff.

                  (B) TeamStaff's Agent shall not be liable for any act done or omitted hereunder as TeamStaff's Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. TeamStaff shall severally indemnify TeamStaff's Agent and hold him harmless against any loss, liability, or expense incurred without gross negligence or bad faith on the part of the


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

         TeamStaff and arising out of or in connection with the acceptance or administration of his duties hereunder.

                  (C) ACTIONS OF THE TEAMSTAFF'S AGENT. A decision, act, consent or instruction of TeamStaff's Agent shall constitute a decision of TeamStaff for whom TeamStaff Escrow Shares deposited in the TeamStaff Escrow and shall be final, binding, and conclusive upon TeamStaff, and the Shareholders' Agent may rely upon any decision, act, consent, or instruction of TeamStaff's Agent as being the decision, act, consent or instruction of TeamStaff.

         9.8      DETERMINATION/RESOLUTION OF CLAIMS.

                           (i) If an Indemnified Party wishes to make a claim
                  for indemnification against another Party (the "INDEMNIFYING PARTY"), such Indemnified Party shall deliver a notice to the Indemnifying Party (an "Indemnification Notice") on or before the Release Date. Such Indemnification Notice shall contain the amount of Adverse Consequences for which the Indemnified Party is seeking indemnification and shall set forth the reasons therefore in reasonable detail.

                           (ii) If TeamStaff asserts a claim upon the Holdback
                  Fund by delivering an Indemnification Notice to the Shareholders' Agent and the Holdback Agent on or before the end of the Survival Period, the Holdback Agent shall retain in the Holdback Fund TeamStaff Shares having a Fair Market Value equal to such claimed Adverse Consequences.

                                    (iii) If the Shareholders' Agent asserts a
                  claim upon the TeamStaff Escrow Shares Fund by delivering an Indemnification Notice to TeamStaff's Representative and the Holdback Agent and on or before the end of the Survival Period, the Holdback Agent shall retain TeamStaff Escrow Shares having a Fair Market Value equal to such claimed Adverse Consequences.

                                    (iv) Unless the Shareholders' Agent shall
                  notify TeamStaff's Representative and the Holdback Agent or TeamStaff's Representative shall notify the Shareholder's Agent and the Holdback Agent, as the case may be, in writing within 15 days after receipt of an Indemnification Notice that such party objects to any claim for indemnification set forth therein, which notice shall include a reasonable explanation of the basis for such objection, then such indemnification claim shall be deemed to be accepted by such party. If the Shareholders' Agent shall timely notify TeamStaff's Representative and the Holdback Agent, or TeamStaff's Representative shall timely notify the Shareholders' Agent and the Holdback Agent, as the case may be, in writing that it objects to any claim for indemnification made in such an Indemnification Notice, TeamStaff or the Shareholders' Agent, as the case may be, shall have 15 days from receipt of such notice to respond in a written statement to such objection. If after such 15-day period there remains a dispute as to any indemnification claims set forth in such Indemnification Notice, the Shareholders' Agent and TeamStaff's Representative shall attempt in good faith for 60 days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and TeamStaff should so


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

                  agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. The Holdback Agent shall be entitled to rely on any such memorandum and distribute TeamStaff Shares from the Holdback Fund in accordance with the terms thereof. In the event that the parties are unable to agree upon resolution of the claims in accordance with the foregoing, then the disputed claims shall be submitted to arbitration in accordance with Section 11 hereof. Upon final resolution of any claim, shares of TeamStaff Common Stock held in escrow pursuant to this Section 9 shall be deemed to have a Fair Market Value equal to the average closing price of the TeamStaff Common Stock on the Nasdaq SmallCap Market over the 10 trading days prior to the Closing Date.

         9.9 INDEMNIFICATION THRESHOLD. Notwithstanding anything to the contrary contained herein, no Person or Party shall have any obligation to indemnify the TeamStaff or BrightLane Shareholders, as the case may be, from and against any Adverse Consequences caused proximately by the breach of any representation or warranty of TeamStaff or BrightLane hereunder, as the case may be, until TeamStaff or the BrightLane Shareholders, as the case may be, has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $300,000 aggregate threshold (the "Threshold") and such indemnification shall be made only to the extent of any excess over the Threshold.

         9.10 OTHER INDEMNIFICATION PROVISIONS. No officer or director of BrightLane shall make any claim for indemnification against any of TeamStaff and its Subsidiaries by reason of the fact that he or it was a director, officer, employee, or agent of BrightLane or was serving at the request of BrightLane as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by TeamStaff pursuant to this Agreement.

10.      TERMINATION

         10.1 TERMINATION OF AGREEMENT. This Agreement may be terminated as provided below:

                  (a) TeamStaff and BrightLane may terminate this Agreement by mutual written consent at any time prior to the Closing.

                  (b) Either Party may terminate this Agreement for the reasons and within the time periods specified in Section 5.8 above below.

                  (c) TeamStaff may terminate this Agreement by giving written notice to BrightLane at any time prior to the Closing (A) in the event BrightLane has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, TeamStaff has notified BrightLane of the breach, and the breach has continued without cure for a period of the earlier of (I) 20 days after the notice of breach or (II) the Closing Date or (B) if the Closing shall not have occurred on or before July 30, 2001, by reason of the failure of any condition precedent under Section 8.1 hereof (unless the failure results primarily from TeamStaff itself breaching any representation, warranty, or covenant contained in this Agreement) or (C) in


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

         the event that holders of more than 230,000 shares of BrightLane Common Stock exercise appraisal or dissenters' rights under the OCGA or (D) in the event that BrightLane Closing Financial Statements reflect a BrightLane Material Adverse Change.

                  (d) BrightLane may terminate this Agreement by giving written notice to TeamStaff at any time prior to the Closing (A) in the event TeamStaff has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, BrightLane has notified TeamStaff of the breach, and the breach has continued without cure for a period of the earlier to occur of (I) 20 days after the notice of breach or (II) the Closing Date or (B) if the Closing shall not have occurred on or before July 30, 2001, by reason of the failure of any condition precedent under Section 8.2 hereof (unless the failure results primarily from BrightLane themselves breaching any representation, warranty, or covenant contained in this Agreement) or (C) in the event that the market capitalization of TeamStaff, as determined with reference to the average closing price of its Common Stock for the 20 trading days ending two days prior to the proposed Closing, does not equal or exceed $22,000,000.

                  (e) TeamStaff may terminate this Agreement in the event that it does not obtain approval of its shareholders for the transactions contemplated herein prior to July 30, 2001; provided, however, TeamStaff shall use reasonable good faith efforts to obtain such approval prior to such date.

                  (f) BrightLane may terminate this Agreement in the event that it does not obtain approval of the holders of each class of BrightLane Capital Stock for the transactions contemplated herein prior to July 30, 2001; provided, however, BrightLane shall use reasonable good faith efforts to obtain such approval prior to such date.

         10.2 .EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 10.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except as provided in Section 10.3 below).

         10.3 TERMINATION FEE. Solely in the event that the Merger is not consummated following a TeamStaff Change in Recommendation in accordance with
Section 5.7 hereof, then in such event TeamStaff shall, within 5 business days of termination of this Agreement, pay to BrightLane a fee of $1,000,000 (the "Termination Fee"). The parties hereto agree that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate BrightLane for the costs incurred, efforts expanded and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

11.      MISCELLANEOUS

         11.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Neither BrightLane nor TeamStaff shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of TeamStaff. TeamStaff may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case TeamStaff will use its reasonable best efforts to advise BrightLane prior to making the disclosure).


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

         11.2 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, their respective successors and permitted assigns and the BrightLane Shareholders.

         11.3 ENTIRE AGREEMENT. This Agreement and all Related Agreements together constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         11.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of TeamStaff and BrightLane; provided, however, that, except with respect to the obligation to issue and deliver the TeamStaff Shares and file the Joint Proxy Statement/Prospectus, TeamStaff may
(i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases TeamStaff nonetheless shall remain responsible for the performance of all of its obligations hereunder) including without limitation, the obligation to issue the TeamStaff shares, which obligation may not be assigned or delegated; provided, that no such assignment may be made if it would cause a breach of
Section 2.17 hereof.

         11.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         11.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed (i) duly given if (and then delivered three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient or (ii) duly given if it is sent by overnight courier and addressed to the intended recipient. All notices shall be sent to the addresses as set forth below:

         If to BrightLane:
                                       Copy to:

         BrightLane.com, Inc.          Morris, Manning & Martin, LLP
         Suite 200                     1600 Atlanta Financial Center
         3650 Mansell Road             3343 Peachtree Road, N.E.
         Alpharetta, GA  30022         Atlanta, GA 30326
         Attn:  Vince Brannon          Attn:  Oby T. Brewer III, Esq.


         If to TeamStaff:
                                       Copy to:


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

         TeamStaff, Inc.
         Goldstein & DiGioia LLP
         300 Atrium Drive
         369 Lexington Avenue, 18th Fl
         Somerset, NJ 08873
         New York, NY 10017
         Attn: Donald Kappauf
         Attn: Brian C. Daughney, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile transmission, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         11.8 GOVERNING LAW/SUBMISSION TO JURISDICTION/ARBITRATION. (i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         (ii) All disputes under this Agreement and all agreements delivered in connection herewith shall be submitted to binding arbitration before the American Arbitration Association ("AAA") in accordance with the Commercial Arbitration Rules of the AAA. The arbitration shall be held in New York, New York before three (3) arbitrators of the AAA, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each Party shall have the right to choose one arbitrator, with the third arbitrator being chosen by the mutual agreement of the Parties hereto. Pending a final award, arbitrator compensation and expenses shall be advanced equally by both Parties. The final award may grant such other, further, and different relief as authorized by the AAA Commercial Arbitration Rules, but may not include punitive damages. The final award may include instructions to the Holdback Agent to deliver TeamStaff Escrow Shares or Holdback Shares to the appropriate Party.

         11.9 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by TeamStaff and BrightLane. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         11.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.


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

         11.11 EXPENSES. Each Party shall bear its own costs and expenses (including legal fees and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, in no event shall BrightLane's fees and expenses related to this Agreement and the transactions contemplated herein (including, without limitation, legal and accounting fees and investment banking fees for a fairness opinion payable to The Robinson-Humphrey Corporation and severance and restructuring costs) exceed the sum of $800,000 after the date of Most Recent Financial Statements. In the event such fees exceed such amount, TeamStaff shall be entitled to indemnification pursuant to Section 9 hereof.

         11.12 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         11.13 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Appendices, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[remainder of page intentionally left blank - signature page follows]


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         11.14    SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, except as provided herein, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                       TEAMSTAFF, INC.


                                       By:______________________________
                                               Donald Kappauf
                                               Chief Executive Officer

TEAMSUB, INC.

By:_______________________________
         Donald Kappauf
         President

                                       BRIGHTLANE.COM INC.


                                       By:_________________________________
                                                 T. Stephen Johnson
                                                 Chairman


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